                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY







                                U.S. $250,000,000




                                CREDIT AGREEMENT,

                          dated as of January 28, 1999,

                                      among

                             NEW WORLD PASTA COMPANY

                                as the Borrower,

                         VARIOUS FINANCIAL INSTITUTIONS,

                                 as the Lenders,

                         CERTAIN FINANCIAL INSTITUTIONS

                        as the Co-Agents for the Lenders

                      MORGAN STANLEY SENIOR FUNDING, INC.,

                              as Syndication Agent,

                                       and

                            THE BANK OF NOVA SCOTIA,

      as the Lead Arranger and as the Administrative Agent for the Lenders.

                                TABLE OF CONTENTS


ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS........................3

     SECTION 1.1.     Defined Terms...........................................3
     SECTION 1.2.     Use of Defined Terms...................................33
     SECTION 1.3.     Cross-References.......................................33
     SECTION 1.4.     Accounting and Financial Determinations................33

ARTICLE II            COMMITMENTS, BORROWING AND ISSUANCE
                      PROCEDURES, AND NOTES AND LETTERS OF CREDIT............34

     SECTION 2.1.     Commitments............................................34
     SECTION 2.1.1.   Term Loan Commitments..................................34
     SECTION 2.1.2.   Revolving Loan Commitment and Swing Line Loan
                      Commitment.............................................35
     SECTION 2.1.3.   Letter of Credit Commitment............................35
     SECTION 2.1.4.   Lenders Not Permitted or Required To Make the Loans....35
     SECTION 2.1.5.   Issuer Not Permitted or Required to Issue Letters
                      of Credit..............................................36
     SECTION 2.2.     Reduction of the Commitment Amounts....................36
     SECTION 2.2.1.   Optional...............................................36
     SECTION 2.2.2.   Mandatory..............................................37
     SECTION 2.3.     Borrowing Procedures and Funding Maintenance...........37
     SECTION 2.3.1.   Term Loans and Revolving Loans.........................37
     SECTION 2.3.2.   Swing Line Loans.......................................38
     SECTION 2.4.     Continuation and Conversion Elections..................39
     SECTION 2.5.     Funding................................................40
     SECTION 2.6.     Issuance Procedures....................................40
     SECTION 2.6.1.   Other Lenders' Participation...........................41
     SECTION 2.6.2.   Disbursements; Conversion to Revolving Loans...........41
     SECTION 2.6.3.   Reimbursement..........................................42
     SECTION 2.6.4.   Deemed Disbursements...................................42
     SECTION 2.6.5.   Nature of Reimbursement Obligations....................43
     SECTION 2.7.     Register; Notes........................................44

ARTICLE III           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES.............45

     SECTION 3.1.     Repayments and Prepayments; Application................45
     SECTION 3.1.1.   Repayments and Prepayments.............................45
     SECTION 3.1.2.   Application............................................51
     SECTION 3.2.     Interest Provisions....................................51
     SECTION 3.2.1.   Rates..................................................52
     SECTION 3.2.2.   Post-Maturity Rates....................................52
     SECTION 3.2.3.   Payment Dates..........................................52

     SECTION 3.3.     Fees...................................................53
     SECTION 3.3.1.   Commitment Fee.........................................53
     SECTION 3.3.2.   Administrative Agent's Fee.............................53
     SECTION 3.3.3.   Letter of Credit Fee...................................53

ARTICLE IV            CERTAIN LIBO RATE AND OTHER PROVISIONS.................54

     SECTION 4.1.     LIBO Rate Lending Unlawful.............................54
     SECTION 4.2.     Deposits Unavailable...................................54
     SECTION 4.3.     Increased LIBO Rate Loan Costs, etc....................55
     SECTION 4.4.     Funding Losses.........................................55
     SECTION 4.5.     Increased Capital Costs................................56
     SECTION 4.6.     Taxes..................................................56
     SECTION 4.7.     Payments, Computations, etc............................58
     SECTION 4.8.     Sharing of Payments....................................58
     SECTION 4.9.     Setoff.................................................59
     SECTION 4.10.    Mitigation.............................................59

ARTICLE V             CONDITIONS TO CREDIT EXTENSIONS........................61

     SECTION 5.1.     Initial Credit Extension...............................61
     SECTION 5.1.1.   Resolutions, etc.......................................61
     SECTION 5.1.2.   Recapitalization Documents.............................62
     SECTION 5.1.3.   Transaction Certificate................................62
     SECTION 5.1.4.   Consummation of Transactions...........................62
     SECTION 5.1.5.   Closing Date Certificate...............................62
     SECTION 5.1.6.   Delivery of Notes......................................62
     SECTION 5.1.7.   Payment of Outstanding Indebtedness, etc...............62
     SECTION 5.1.8.   Subsidiary Guaranty....................................63
     SECTION 5.1.9.   Pledge Agreements......................................63
     SECTION 5.1.10.  Security Agreements....................................63
     SECTION 5.1.11.  Mortgages..............................................64
     SECTION 5.1.12.  Financial Information, etc.............................64
     SECTION 5.1.13.  Solvency, etc..........................................65
     SECTION 5.1.14.  Equity Purchase and Bridge Financing...................65
     SECTION 5.1.15.  Closing Fees, Expenses, etc............................65
     SECTION 5.1.16.  Trademark Security Agreements, Copyright Security
                      Agreement, Patent Security Agreement...................65
     SECTION 5.1.17.  Litigation.............................................65
     SECTION 5.1.18.  Material Adverse Change................................65
     SECTION 5.1.19.  Reliance Letters.......................................66
     SECTION 5.1.20.  Intentionally Omitted..................................66
     SECTION 5.1.21.  Opinions of Counsel....................................66
     SECTION 5.2.     All Credit Extensions..................................66

     SECTION 5.2.1.   Compliance with Warranties, No Default, etc...........66
     SECTION 5.2.2.   Credit Extension Request..............................67

ARTICLE VI            REPRESENTATIONS AND WARRANTIES........................67

     SECTION 6.1.     Organization, etc.....................................67
     SECTION 6.2.     Due Authorization, Non-Contravention, etc.............68
     SECTION 6.3.     Government Approval, Regulation, etc..................68
     SECTION 6.4.     Validity, etc.........................................68
     SECTION 6.5.     Financial Information.................................69
     SECTION 6.6.     No Material Adverse Change............................69
     SECTION 6.7.     Litigation, Labor Controversies, etc..................69
     SECTION 6.8.     Subsidiaries..........................................69
     SECTION 6.9.     Ownership of Properties...............................70
     SECTION 6.10.    Taxes.................................................70
     SECTION 6.11.    Pension and Welfare Plans.............................70
     SECTION 6.12.    Environmental Warranties..............................70
     SECTION 6.13.    Regulations U and X...................................72
     SECTION 6.14.    Accuracy of Information...............................72
     SECTION 6.15.    Seniority of Obligations, etc.........................72
     SECTION 6.16.    Solvency..............................................73
     SECTION 6.17.    Year 2000.............................................73
     SECTION 6.18.    Recapitalization Agreement............................73

ARTICLE VII           COVENANTS.............................................74

     SECTION 7.1.     Affirmative Covenants.................................74
     SECTION 7.1.1.   Financial Information, Reports, Notices, etc..........74
     SECTION 7.1.2.   Compliance with Laws, etc.............................76
     SECTION 7.1.3.   Maintenance of Properties.............................76
     SECTION 7.1.4.   Insurance.............................................76
     SECTION 7.1.5.   Books and Records.....................................77
     SECTION 7.1.6.   Environmental Covenant................................78
     SECTION 7.1.7.   Future Subsidiaries...................................78
     SECTION 7.1.8.   Future Leased Property and Future Acquisitions of
                      Real Property.........................................79
     SECTION 7.1.9.   Use of Proceeds, etc..................................80
     SECTION 7.1.10.  Hedging Obligations...................................80
     SECTION 7.1.11.  Shareholder Pledge Agreement..........................81
     SECTION 7.2.     Negative Covenants....................................81
     SECTION 7.2.1.   Business Activities...................................81
     SECTION 7.2.2.   Indebtedness..........................................81
     SECTION 7.2.3.   Liens.................................................83
     SECTION 7.2.4.   Financial Condition...................................84
     SECTION 7.2.5.   Investments...........................................86

     SECTION 7.2.6.   Restricted Payments, etc...............................88
     SECTION 7.2.7.   Capital Expenditures, etc..............................90
     SECTION 7.2.8.   Consolidation, Merger, etc.............................91
     SECTION 7.2.9.   Asset Dispositions, etc................................92
     SECTION 7.2.10.  Modification of Certain Agreements.....................92
     SECTION 7.2.11.  Transactions with Affiliates...........................93
     SECTION 7.2.12.  Negative Pledges, Restrictive Agreements, etc..........93
     SECTION 7.2.13.  Stock of Subsidiaries..................................94
     SECTION 7.2.14.  Sale and Leaseback.....................................94

ARTICLE VIII          EVENTS OF DEFAULT......................................94
     SECTION 8.1.     Listing of Events of Default...........................94
     SECTION 8.1.1.   Non-Payment of Obligations.............................94
     SECTION 8.1.2.   Breach of Warranty.....................................94
     SECTION 8.1.3.   Non-Performance of Certain Covenants and Obligations...95
     SECTION 8.1.4.   Non-Performance of Other Covenants and Obligations.....95
     SECTION 8.1.5.   Default on Other Indebtedness..........................95
     SECTION 8.1.6.   Judgments..............................................95
     SECTION 8.1.7.   Pension Plans..........................................95
     SECTION 8.1.8.   Change in Control......................................95
     SECTION 8.1.9.   Bankruptcy, Insolvency, etc............................96
     SECTION 8.1.10.  Impairment of Security, etc............................96
     SECTION 8.1.11.  Subordinated Notes and Senior Subordinated High
                      Yield Notes............................................97
     SECTION 8.1.12.  Redemption.............................................97
     SECTION 8.2.     Action if Bankruptcy, etc..............................97
     SECTION 8.3.     Action if Other Event of Default.......................97

ARTICLE IX            THE AGENTS.............................................98

     SECTION 9.1.     Actions................................................98
     SECTION 9.2.     Funding Reliance, etc..................................98
     SECTION 9.3.     Exculpation............................................99
     SECTION 9.4.     Successor..............................................99
     SECTION 9.5.     Credit Extensions by each Agent.......................100
     SECTION 9.6.     Credit Decisions......................................100
     SECTION 9.7.     Copies, etc...........................................100
     SECTION 9.8.     The Co-Agents.........................................100

ARTICLE X             MISCELLANEOUS PROVISIONS..............................101

     SECTION 10.1.    Waivers, Amendments, etc..............................101
     SECTION 10.2.    Notices...............................................102
     SECTION 10.3.    Payment of Costs and Expenses.........................102
     SECTION 10.4.    Indemnification.......................................103

     SECTION 10.5.    Survival..............................................104
     SECTION 10.6.    Severability..........................................104
     SECTION 10.7.    Headings..............................................104
     SECTION 10.8.    Execution in Counterparts, Effectiveness, etc.........105
     SECTION 10.9.    Governing Law; Entire Agreement.......................105
     SECTION 10.10.   Successors and Assigns................................105
     SECTION 10.11.   Sale and Transfer of Loans and Notes; Participations
                      in Loans and Notes....................................105
     SECTION 10.11.1. Assignments...........................................105
     SECTION 10.11.2. Participations........................................107
     SECTION 10.12.   Other Transactions....................................108
     SECTION 10.13.   Forum Selection and Consent to Jurisdiction...........108
     SECTION 10.14.   Waiver of Jury Trial..................................109
     SECTION 10.15.   Confidentiality.......................................109

SCHEDULE I   -  Disclosure Schedule
SCHEDULE II  -  Percentage
SCHEDULE III -  Domestic Office
SCHEDULE IV  -  Fiscal Quarters
SCHEDULE V   -  Recapitalization Transactions
EXHIBIT A-1  -  Form of Revolving Note
EXHIBIT A-2  -  Form of Term-A Note
EXHIBIT A-3  -  Form of Term-B Note
EXHIBIT A-4     Form of Swing Line Note
EXHIBIT B    -  Form of Borrowing Request
EXHIBIT C    -  Form of Continuation/Conversion Notice
EXHIBIT D    -  Form of Closing Date Certificate
EXHIBIT E    -  Form of Compliance Certificate
EXHIBIT F-1  -  Form of Borrower Security Agreement
EXHIBIT F-2  -  Form of Subsidiary Security Agreement
EXHIBIT G-1  -  Form of Borrower Pledge Agreement
EXHIBIT G-2  -  Form of Subsidiary Pledge Agreement
EXHIBIT G-3  -  Form of Shareholder Pledge Agreement
EXHIBIT H-1  -  Form of Subsidiary Guaranty
EXHIBIT I    -  Form of Mortgage
EXHIBIT J    -  Form of Lender Assignment Agreement
EXHIBIT K    -  Form of Intercompany Subordination Agreement
EXHIBIT L-1  -  Form of Opinion of New York Counsel to the Borrower
EXHIBIT L-2  -  Form of Opinion of Local Counsel to the Borrower
EXHIBIT M    -  Intentionally Omitted
EXHIBIT N    -  Form of Issuance Request

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of January 28, 1999, is among New World Pasta Company (formerly known as Hershey Pasta Manufacturing Company), a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), the various financial institutions as may become parties hereto as co-Agents (collectively referred to as the "Co-Agents") for the Lenders, MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent (the "Syndication Agent"), and THE BANK OF NOVA SCOTIA ("Scotiabank"), as lead arranger (the "Lead Arranger") and administrative agent (the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, on December 15, 1998, the Borrower entered into the Recapitalization Agreement (such capitalized term, and other capitalized terms used herein, to have the meanings provided in Section 1.1), pursuant to which the Transferors, the Borrower and its Subsidiaries engaged in a recapitalization (consisting of the transactions described on Schedule V) (the "Recapitalization Transactions");

         WHEREAS, as a result of the Recapitalization Transactions Pasta Group, LLC, a Delaware limited liability company, and Winchester Pasta, LLC, a Delaware limited liability company, became Subsidiaries of the Borrower, and, as of the date hereof, are the only Subsidiaries of the Borrower;

         WHEREAS, after giving effect to the Recapitalization Transactions, the Bridge Financing, the Equity Purchase and the transactions contemplated hereby and the Recapitalization Agreement (collectively, the "Transactions"), (a) the Borrower and its Subsidiaries will own the Business; and (b) approximately 83.4%, 6.0% and 10.6% of the outstanding Common Stock of the Borrower will be owned by New World Pasta LLC (an affiliate of JLL), HFC and the Management Investor, respectively, and approximately 88.8% and 11.2% of the Preferred Stock of the Borrower will be owned by New World Pasta LLC and the Management Investor;

         WHEREAS, as part of the Recapitalization Transactions, the Borrower will issue a Note (the "Seller Note") to HFC in a principal amount of $307,685,000 in payment of the redemption price of 30,768,500 shares of Common Stock owned by HFC, which Seller Note will be repaid in full on the Closing Date;

         WHEREAS, in connection with the Transactions, the Borrower will incur $110,000,000 of Bridge Financing and will incur transaction costs and expenses (of which not more than $19,000,000 of such costs and expenses (exclusive of any amounts which may be reimbursed by HFC or any other person pursuant to the Recapitalization Agreement) may be paid from the proceeds of the Loans made hereunder to the extent permitted hereby;

         WHEREAS, in connection with the Transaction and the ongoing working capital and general corporate needs of the Borrower and its Subsidiaries, the Borrower desires to obtain from the Lenders (and the Issuer, as the case may be)

                           (i) a Term-A Loan Commitment and a Term-B Loan
                  Commitment pursuant to which Borrowings of Term Loans will be made in a maximum, original principal amount of $50,000,000 (in the case of Term-A Loans) and $150,000,000 (in the case of Term-B Loans) to the Borrower in a single Borrowing to occur on the Closing Date;

                           (ii) a Revolving Loan Commitment (to include
                  availability for Revolving Loans, Swing Line Loans and
                  Letters of Credit) pursuant to which Borrowings of Revolving Loans, in a maximum aggregate principal amount (together with all Swing Line Loans and Letter of Credit Outstandings) not to exceed $50,000,000, will be made to the Borrower from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date;

                           (iii) a Letter of Credit Commitment pursuant to which
                  the Issuer will issue Letters of Credit for the account of the Borrower and its Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $10,000,000 (provided that the aggregate outstanding principal amount of Revolving Loans, Swing Line Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount); and

                           (iv) a Swing Line Loan Commitment pursuant to which
                  Borrowings of Swing Line Loans in an aggregate outstanding principal amount not to exceed $5,000,000 will be made on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date (provided, that the aggregate outstanding principal amount of Swing Line Loans, Revolving Loans and Letter of Credit Outstandings at any time shall not exceed the then existing Revolving Loan Commitment Amount);

with all the proceeds of the Credit Extensions to be used for the purposes set forth in Section 7.1.9; and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquisition Investment" means the acquisition, by an Investment or through the purchase or other acquisition of assets comprising all or substantially all of the assets of another Person or the assets comprising a business or division of another Person) provided that if the acquisition is of Capital Stock of such Person it shall result in such Person becoming (to the extent it is not already) a Subsidiary of the Borrower.

         "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Notwithstanding the foregoing, Miller Milling Corp. shall be deemed to be an Affiliate of the Borrower.

         "Agents" means, collectively, the Administrative Agent, the Syndication Agent and the Co-Agents.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its base rate for Dollar loans in the United States; and

                  (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "Applicable Commitment Fee Margin" means at all times during the applicable periods set forth below, (a) until the delivery of unaudited financial statements of the Borrower for the six months ended June 30, 1999 pursuant to clause (a) of Section 7.1.1, .50% per annum, and (b) thereafter, the applicable percentage per annum set forth below under the column entitled "Applicable Commitment Fee Margin":


                                                                       Applicable
Debt to EBITDA Ratio                                              Commitment Fee Margin
greater than 5.00:1                                                       .500%
greater than or equal to 4.00:1 but less than or equal to 5.00:1          .375%
less than or equal to 4.00:1                                              .325%
---------------------------------------- ----------------------------------------------

The Debt to EBITDA Ratio used to compute the Applicable Commitment Fee Margin shall be the Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (d) of Section 7.1.1; changes in the Applicable Commitment Fee Margin resulting from a change in the Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (d) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (d) of Section 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee Margin from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee Margin set forth above. After such delivery, the Applicable Commitment Fee Margin shall be determined as provided above.

         "Applicable Margin" means at all times during the applicable periods set forth below,

                  (a) with respect to the unpaid principal amount of each Revolving Loan and each Term-A Loan maintained as a Base Rate Loan, (i) until the delivery of unaudited financial statements of the Borrower for the six months ended June 30, 1999 pursuant to clause (a) of
         Section 7.1.1, 1.75% per annum, and (ii) thereafter, the applicable percent-
          age per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans";

                  (b) with respect to the unpaid principal amount of each Revolving Loan and each Term-A Loan maintained as a LIBO Rate Loan, (i) until the delivery of unaudited financial statements of the Borrower for the six months ended June 30, 1999 pursuant to clause (a) of
         Section 7.1.1, 2.75% per annum, and (ii) thereafter, the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":

                      For Revolving Loans and Term-A Loans:

---------------------------------------------------------------------------------------------------------------
                                                                 Applicable                       Applicable
                                                               Margin for Base                  Margin for LIBO
Debt to EBITDA Ratio                                             Rate Loans                       Rate Loans
-------------------------------------------------------------------------------------------------------------
greater than 5.75:1                                                2.00%                            3.00%
-------------------------------------------------------------------------------------------------------------
greater than 5.00:1 but less than or equal to 5.75:1               1.75%                            2.75%
-------------------------------------------------------------------------------------------------------------
greater than 4.50:1 but less than or equal to 5.00:1               1.50%                            2.50%
-------------------------------------------------------------------------------------------------------------
greater than 4.00:1 but less than or equal to 4.50:1               1.25%                            2.25%
-------------------------------------------------------------------------------------------------------------
less than or equal to 4.00:1                                       1.00%                            2.00%
-------------------------------------------------------------------------------------------------------------

                  (c) with respect to the unpaid principal amount of each Term-B Loan maintained as a Base Rate Loan, (i) until the delivery of unaudited financial statements of the Borrower for the six months ended June 30, 1999 pursuant to clause (a) of Section 7.1.1, 2.25% per annum, and (ii) thereafter, the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans"; and

                  (d) with respect to the unpaid principal amount of each Term-B Loan maintained as a LIBO Rate Loan, (i) until the delivery of unaudited financial statements of the Borrower for the six months ended June 30, 1999 pursuant to clause (a) of Section 7.1.1, 3.25% per annum, and (ii) thereafter, the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":

                                For Term-B Loans:

-------------------------------------------------------------------------------------------------------------------------
                                                                 Applicable                       Applicable
                                                               Margin for Base                  Margin for LIBO
Debt to EBITDA Ratio                                             Rate Loans                       Rate Loans
-------------------------------------------------------------------------------------------------------------------------
greater than 5.75:1                                                2.25%                            3.25%
-------------------------------------------------------------------------------------------------------------------------
greater than 5.00:1 but less than or equal to 5.75:1               2.25%                            3.25%
-------------------------------------------------------------------------------------------------------------------------
greater than 4.50:1 but less than or equal to 5.00:1               2.00%                            3.00%
-------------------------------------------------------------------------------------------------------------------------
greater than 4.00:1 but less than or equal to 4.50:1               2.00%                            3.00%
-------------------------------------------------------------------------------------------------------------------------
less than or equal to 4.00:1                                       2.00%                            3.00%
-------------------------------------------------------------------------------------------------------------------------

         Except as provided above, the Debt to EBITDA Ratio used to compute the Applicable Margin for Revolving Loans and Term Loans shall be the Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (d) of Section 7.1.1; changes in the Applicable Margin for Revolving Loans and Term Loans resulting from a change in the Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (d) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (d) of Section 7.1.1 (without giving effect to any grace period), the Applicable Margin for Revolving Loans and Term Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin for Revolving Loans and Term Loans set forth above. After such delivery, the Applicable Margins shall be determined as provided above.

         "Approved Fund" means, with respect to any Lender that is a fund or other investment vehicle that invests (in whole or in part) in bank loans, any other fund or investment vehicle that invests (in whole or in part) in bank loans and is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor.

         "Assignee Lender" is defined in Section 10.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrower" means New World Pasta Company, formerly known as Hershey Pasta Manufacturing Company, a Delaware corporation, and its permitted successors and assigns.

         "Borrower Pledge Agreement" means the Pledge Agreement executed and delivered by the Borrower pursuant to clause (b) of Section 5.1.9, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time pursuant to the terms thereof.

         "Borrower Security Agreement," means the Security Agreement executed and delivered by the Borrower pursuant to Section 5.1.10, substantially in the form of Exhibit F-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time pursuant to the terms thereof.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

         "Bridge Financing" means the issuance of $110,000,000 aggregate principal amount of Subordinated Notes pursuant to the Senior Subordinated Increasing Rate Note Purchase Agreement.

         "Business" shall mean the business as conducted by the (i) Transferors,
(ii) Hershey Pasta Group Winchester, Inc., a Delaware corporation, and (iii) the Borrower (and their predecessors in interest) relating to the manufacture, marketing, sale and distribution at any time prior to the Closing Date of the products listed on Schedule 1.2 to the Recapitalization Agreement and pasta and noodle products similar to those listed on such Schedule.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

         "Capital Expenditures" means for any period, the sum, without duplication, of

                  (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                  (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

         "Capital Stock" means, (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

         "Capitalized Lease Liabilities" means, without duplication, all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Equivalent Investment" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-2 by S&P or P-2 by Moody's, or

                           (ii)     any Lender (or its holding company);

                  (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                           (i) a commercial banking institution that is a member
                  of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                           (ii)     any Lender;

                  (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less; or

                  (e) any money market or similar fund the assets of which are comprised exclusively of any of the items specified in clauses (a) through (d) above and as to which withdrawals are permitted at least every 90 days.

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any of its Subsidiaries.

         "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Subsidiaries in connection with such Casualty Event, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first-priority Lien permitted by Section 7.2.3 on the property which is the subject of such Casualty Event.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Change in Control" means:

                           (i) prior to an IPO, (a) the acquisition, directly or
                  indirectly, by any person or group (as defined in Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of a percentage of the outstanding voting shares of Capital Stock of the Borrower that exceeds in the aggregate the percentage of voting shares of Capital Stock then beneficially owned and controlled, directly or indirectly, by JLL and John C. Miller, C. Mickey Skinner and Michael L. Snow (the "Specified Individuals" and together with JLL, the "Initial Investors") or (b) the failure of the Initial Investors to own in the aggregate free and clear of all Liens, at least a majority of the outstanding voting shares of Capital Stock of the Borrower on a fully diluted basis;

                           (ii) after an IPO, (A)(I) the failure of the Initial
                  Investors to own in the aggregate free and clear of all Liens, at least 30% of the outstanding voting shares of Capital Stock of the Borrower on a fully diluted basis, and (II) the acquisition, directly or indirectly, by any person or group (as defined in Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of a percentage of the outstanding voting shares of Capital Stock of the Borrower that exceeds in the aggregate the percentage of voting shares of Capital Stock then beneficially owned and controlled, directly or indirectly, by JLL or (B) the board of directors of the Borrower shall not consist of a majority of "Continuing Directors" (such term being defined as directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the board of directors is recommended by a majority of the then Continuing Directors or is recommended by a committee of the board of directors a majority of which is composed of the then Continuing Directors); or

                           (iii) the occurrence (whether before or after an IPO)
                  of a "Change of Control" as defined in any Subordinated Notes or Senior Subordinated High Yield Notes or any provision which requires the repurchase or offer to repurchase of any Subordinated Notes or Senior Subordinated High Yield Notes upon a change in ownership of the Borrower.

         For purposes of this definition, the amount of voting shares of Capital Stock deemed owned by the Specified Individuals shall be equal to the product of
(x) the aggregate number of voting shares of Capital Stock owned by the Management Investor times (y) the percentage of shares of Capital Stock of the Management Investor owned by the Specified Individuals.

         "Closing Date" means the date of the initial Credit Extension hereunder.

         "Closing Date Certificate" means a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit D hereto, delivered pursuant to Section 5.1.5.

         "Co-Agents" is defined in the preamble.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means, as the context may require, a Lender's Letter of Credit Commitment, Revolving Loan Commitment, Swing Line Loan Commitment, Term-A Loan Commitment or Term-B Loan Commitment.

         "Commitment Amount" means, as the context may require, the Letter of Credit Commitment Amount, Revolving Loan Commitment Amount, Swing Line Loan Commitment Amount, the Term-A Loan Commitment Amount or the Term B-Loan Commitment Amount.

         "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date or any Term Loan Commitment Termination Date.

         "Commitment Termination Event" means

               (a) the occurrence of any Event of Default described in clauses
          (a) through (d) of Section 8.1.9; or


               (b) the occurrence and continuance of any other Event of Default and either

                    (i) the declaration of the Loans to be due and payable
               pursuant to Section 8.3, or

                           (ii) in the absence of such declaration, the giving
                  of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

          "Common Stock" means the common stock, par value $.01 per share, of the Borrower.

         "Compliance Certificate" means a certificate duly completed and executed by the chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person or any obligation or any other liability of any other Person except a Subsidiary (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all entities (whether or not incorporated) which are under common control with the Borrower within the meaning of Section 4001 of ERISA or are treated as a single employer with the Borrower under
Section 414 of the Code.

         "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified.

         "Credit Extension" means, as the context may require,

                  (a) the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, the increase in the face amount of any previously issued Letter of Credit by the Issuer or the extension of any Stated Expiry Date of any previously issued Letter of Credit by the Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

        "Current Assets" means, on any date, without duplication, all assets (other than cash) which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such date as current assets.

        "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, excluding current maturities of Indebtedness.

        "Debt" means the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clauses (a), (b),
(c) and (e) of the definition of "Indebtedness" or any Contingent Liability in respect thereof.

         "Debt to EBITDA Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                 (a) Debt outstanding on the last day of such Fiscal Quarter to

                 (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disbursement Due Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

          "EBITDA" means, for any applicable period, the sum (without duplication) of

          (a) Net Income,

          plus

          (b) the amount deducted, in determining Net Income, representing amortization,

          plus

          (c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred) of the Borrower and its Subsidiaries,

          plus

          (d) the amount deducted, in determining Net Income, of Interest
     Expense,

          plus

          (e) the amount deducted, in determining Net Income, representing depreciation of assets,

          plus

          (f) an amount equal to the amount of all non-cash expenses and charges deducted in arriving at Net Income,

          plus

          (g) the amount deducted, in determining Net Income, of cash expenses incurred in connection with the closing of the Transactions;

          plus

          (h) the amount deducted, in determining Net Income, of any loss associated with the sale or write-down of assets not in the ordinary course of business;

          plus

          (i) the amount deducted, in determining Net Income, of cash restructuring charges and costs;

          plus

          (j) non-recurring charges and costs; and

          minus

          (k) an amount equal to the amount of all non-cash credits and all extraordinary gains included in arriving at Net Income.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to protection of human health or the environment.

     "Equity Purchase" means (a) the purchase of Common Stock and Preferred Stock by New World Pasta LLC for approximately $41,700,000 and approximately $100,600,000 respectively, and (b) the purchase of Common Stock and Preferred Stock by the Management Investor for approximately $5,300,000 and approximately $12,800,000, respectively.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" is defined in Section 8.1.

     "Excess Cash Flow" means, for any Fiscal Year, the excess (if any), of

          (a) EBITDA for such Fiscal Year

     less

          (b) the sum, without duplication (for such Fiscal Year) of

               (i) Interest Expense;

     plus

               (ii) scheduled payments and optional and mandatory prepayments, to the extent actually made, of the principal amount of the Term Loans or any other term Debt (including Capitalized Lease Liabilities) and mandatory prepayments of the principal amount of the Revolving Loans pursuant to clause (f) of Section 3.1.1 in connection with a reduction of the Revolving Loan Commitment Amount;

     plus

               (iii) all taxes actually paid in cash by the Borrower and its Subsidiaries;

     plus

               (iv) Capital Expenditures permitted and actually made in such Fiscal Year pursuant to clause (a) of Section 7.2.7 (excluding Capital Expenditures financed through the incurrence of Indebtedness);

     plus

               (v) the amount of the net increase (or minus a net decrease), of Current Assets over Current Liabilities of the Borrower and its Subsidiaries from the last day of the immediately preceding Fiscal Year;

     plus

               (vi) Investments permitted and actually made pursuant to clauses
          (d) and (h) of Section 7.2.5;

     plus

               (vii) Restricted Payments permitted and actually made pursuant to
          Section 7.2.6.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the confidential fee letter, dated January 28, 1999, by and among the Borrower and the Administrative Agent.

         "Fiscal Quarter" means any quarter beginning and ending on the dates set forth in Schedule IV.

         "Fiscal Year" means the Borrower's fiscal year beginning on January 1 and ending December 31.

         "Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters with respect to the Borrower and its Subsidiaries on a consolidated basis of:

                  (a)      the excess (for all such Fiscal Quarters) of

                           (i)      EBITDA;

         less

                           (ii) the sum, without duplication, of (a) cash
                  Capital Expenditures, and (b) Restricted Payments in cash made pursuant to Section 7.2.6;

         to

                  (b)      the sum (for all such Fiscal Quarters) of

                           (i)      cash Interest Expense;

         plus

                           (ii) scheduled, mandatory principal repayments of
                  Debt other than in respect of Letters of Credit (including principal repayments of the Term Loans pursuant to the provisions of clauses (g) and (h) of Section 3.1.1.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)      any petroleum product; or

                  (d) any pollutant or contaminant or hazardous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a)      which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments for borrowed money in respect thereof;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) net liabilities of such Person under all Hedging Obligations;

                  (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon and interest not yet due) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to specific property financed with such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value (determined on a basis reasonably acceptable to the Administrative Agent) of such property or the principal amount of such Indebtedness, whichever is less; and

                  (f) all Contingent Liabilities of such Person in respect of any of the foregoing;

provided, that, Indebtedness shall not include unsecured Indebtedness incurred in the ordinary course of business in the nature of accrued liabilities and open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but shall include the Indebtedness incurred through the borrowing of money or Contingent Liabilities in connection therewith. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Intercompany Subordination Agreement" means an agreement to be executed and delivered pursuant to the terms of this Agreement (including clause
(g) of Section 7.2.2), substantially in the form of Exhibit K hereto, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Interest Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

                  (a) EBITDA (for all such Fiscal Quarters)

         to

                  (b) cash Interest Expense (for all such Fiscal Quarters);

         "Interest Expense" means, for any Fiscal Quarter, the aggregate consolidated interest expense (net of interest income) of the Borrower and its Subsidiaries for such Fiscal Quarter, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, plus or minus, without duplication, amounts paid or received under interest rate hedge agreements (with amounts paid under any interest rate cap being amortized over the life of such cap for purposes of this definition).

         "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3.1 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to
Section 2.3 or 2.4; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Investment" means, relative to any Person,

                  (a) any loan or advance (including capital contributions) made by such Person to any other Person, and

                  (b) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

         "IPO" means the initial public offering of common stock of the Borrower pursuant to an effective registration statement under the Securities Act.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit N hereto.

         "Issuer" means, collectively, Scotiabank in its individual capacity hereunder as issuer of the Letters of Credit and such other Lender as may be designated by Scotiabank (and agreed to by the Borrower and such Lender) in its individual capacity as the issuer of Letters of Credit.

         "JLL" means Joseph Littlejohn & Levy Fund III, L.P., a Delaware limited partnership.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit J hereto.

         "Lenders" is defined in the preamble.

         "Letter of Credit" is defined in Section 2.1.3.

         "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                  (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

         plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                  LIBO Rate          =             LIBO Rate
                 (Reserve Adjusted)     -------------------------------
                                        1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Scotiabank, two Business Days before the first day of such Interest Period.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan" means, as the context may require, a Revolving Loan, a Swing Line Loan, a Term-A Loan or a Term-B Loan of any type.

         "Loan Document" means this Agreement, the Notes, the Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage, the Intercompany Subordination Agreement, each Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Copyright Security Agreement, and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

         "Management Investor" means Miller Pasta, LLC, a Delaware limited liability company.

         "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business or properties of New World Pasta LLC and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent, the Issuer or the Lenders under, this Agreement or any other Loan Document.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means, collectively, each Mortgage or Deed of Trust executed and delivered pursuant to the terms of this Agreement, including Section 5.1.11 or Section 7.1.9(b), substantially in the form of Exhibit I hereto, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower or any member of the Controlled Group has any direct or indirect, fixed or contingent liability.

         "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance (to the extent permitted by the terms of this Agreement) by the Borrower or any of its Subsidiaries to any Person of any Debt (other than Debt permitted by Section 7.2.2 as in effect on the date hereof, including the Subordinated Notes, but Net Debt Proceeds shall include Excess High Yield Net Debt Proceeds), the excess of:

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from such incurrence, sale or issuance,

         less

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance (but excluding any such amounts paid to Affiliates of the Borrower in connection therewith in transactions which are not permitted under Section 7.2.11).

         "Net Disposition Proceeds" means, with respect to a Permitted Disposition of the assets of the Borrower or any of its Subsidiaries, the excess of

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from such Permitted Disposition and any cash payments received in respect of promissory notes or in respect of other non-cash consideration delivered to the Borrower or any Subsidiary in respect of such Permitted Disposition, less

                  (b)      the sum of

                           (i) all reasonable and customary fees and expenses
                  with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Permitted Disposition (but excluding any such amounts in transactions which are not permitted under Section 7.2.11);

                           (ii) all taxes and other governmental costs and
                  expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Permitted Disposition;

                           (iii) payments made by the Borrower or any of its
                  Subsidiaries to retire Indebtedness (other than the Loans) of the Borrower or any of its Subsidiaries where payment of such Indebtedness is required in connection with such Permitted Disposition; and

                           (iv) appropriate amounts provided or to be provided
                  by the Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with a Permitted Disposition;

provided, however, that if, after the payment of all taxes with respect to such Permitted Disposition, (X) the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash in respect of such Permitted Disposition, or (Y) if, with respect to the reserves, if any, pursuant to clause (b)(iv) above, all or a portion of such reserves exceed the amount necessary for such purpose for which the reserves were established, the aggregate amount of any such excess shall be immediately payable, pursuant to clause (b) of Section 3.1.1, as Net Disposition Proceeds.

         "Net Equity Proceeds" means with respect to the sale or issuance by the Borrower to any Person of any stock, warrants or options or the exercise of any such warrants or options after the Effective Date (other than pursuant to capital contributions which are concurrently contributed to the Borrower on the Effective Date or which are concurrently used to fund a Permitted Acquisition) the excess of:

                  (a) the gross cash proceeds received by the Borrower from such sale, exercise or issuance,

         less

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance (but excluding any such amounts paid to Affiliates of the Borrower in connection therewith in transactions which are not permitted under Section 7.2.11).

         "Net Income" means, for any period, the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, excluding extraordinary gains and losses.

         "Non-U.S. Lender" means any Lender (including each Assignee Lender) that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof, (iii) any estate that is subject to U.S. federal income taxation regardless of the source of its income, or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and at least one U.S. Person has authority to control all substantial decisions of the trust.

         "Non-U.S. Subsidiary" means any Subsidiary of the Borrower that is not incorporated or organized under the laws of the United States or any state thereof.

         "Note" means, as the context may require, a Revolving Note, a Swing Line Note, a Term-A Note or a Term-B Note.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, each Letter of Credit and each other Loan Document, and Hedging Obligations (in respect of the Loans) owed to a Lender or an Affiliate thereof (unless the Lender or such Affiliate otherwise agrees).

         "Obligor" means the Borrower or any other Person (other than the Administrative Agent or any Lender) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock.

         "Participant" is defined in Section 10.11.2.

         "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor entity.

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the applicable percentage relating to Term-A Loans, Term-B Loans or Revolving Loans, as the case may be, as set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in Lender Assignment Agreement(s) under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11. A Lender shall not have any Commitment to make Revolving Loans, Term-A Loans or Term-B Loans (as the case may be) if its percentage under the respective column heading is zero.

         "Permitted Disposition" means a sale, disposition or other conveyance of assets by the Borrower or any of its Subsidiaries in accordance with the terms of clause (b) of Section 7.2.9.

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreement" means, as the context may require, the Borrower Pledge Agreement, a Shareholder Pledge Agreement or the Subsidiary Pledge Agreement.

         "Preferred Stock" means the 12% Cumulative Redeemable Preferred Stock of the Borrower.

         "Pro Forma Balance Sheet" is defined in clause (b) of Section 5.1.12.

         "Qualified Assets" is defined in clause (b) of Section 3.1.1.

         "Quarterly Payment Date" means the last day of each March, June, September and December; or, if any such day is not a Business Day, the next succeeding Business Day, commencing with June 30, 1999.

         "Recapitalization Agreement" means the Recapitalization Agreement dated as of December 15, 1998 among HFC, Hershey CRE, Inc., Homestead, Inc., the Borrower and New World Pasta, LLC and, with respect to certain sections thereof, JLL.

         "Recapitalization Transactions" means the transactions set forth on
         Schedule V hereto.

         "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

         "Register" is defined in clause (b)(i) of Section 2.7.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Reinstatement Date" is defined in Section 4.1.

         "Release" means a "release", as such term is defined in CERCLA.

         "Required Lenders" means, at any time,

                  (a) prior to the date of the making of the initial Credit Extension hereunder, Lenders having at least 51% of the sum of the Revolving Loan Commitments, Term-A Loan Commitments and Term-B Loan Commitments; and

                  (b) on and after the date of the initial Credit Extension, Lenders holding at least 51% of the Total Exposure Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

         "Restricted Payments" is defined in Section 7.2.6.

         "Revolving Loan" is defined in Section 2.1.2.

         "Revolving Loan Commitment" is defined in Section 2.1.2.

         "Revolving Loan Commitment Amount" means, on any date, $50,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) March 31, 1999, if the Term Loans have not been made on or prior to such date;

                  (b) January 28, 2005;

                  (c) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                  (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (c) or (d), the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         "Scotiabank" is defined in the preamble.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Security Agreement" means, as the context may require, the Borrower Security Agreement or the Subsidiary Security Agreement.

         "Seller Note" is defined in the Recitals to this Agreement.

         "Senior Subordinated Increasing Rate Note Purchase Agreement" means the Senior Subordinated Increasing Rate Note Purchase Agreement dated as of January 28, 1999 between the Borrower and the various institutions party thereto, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.2.10.

         "Senior Subordinated High Yield Notes" means unsecured senior subordinated notes issued by the Borrower having a maturity no earlier than January 29, 2007, having subordination provisions at least as favorable to the Lenders as those contained in the Senior Subordinated Increasing Rate Note Purchase Agreement (although the definition of "Permitted Payments" contained therein may be expanded to include payments made pursuant to any defeasance trust established in accordance with the terms of the Indenture (which shall require that deposits into a defeasance trust may not be made in violation of this Agreement) relating to such Senior Subordinated High Yield Notes, provided the deposits into the defeasance trust did not violate the subordination provisions contained in the Senior Subordinated High Yield Notes and were permitted to made pursuant to this Agreement) and not containing any amortization or mandatory repurchases or offers to repurchase (other than in connection with the sale of assets (but only if such offer need not be made to the extent proceeds of such sale are used to prepay the Obligations) or upon a change of control) prior to January 29, 2007.

         "Senior Subordinated Note Indenture" means the Indenture providing for the issuance of the Senior Subordinated High Yield Notes, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.2.10.

         "Shareholder Pledge Agreement" means the Pledge Agreement executed and delivered by the Management Investor or New World Pasta LLC pursuant to clause
(a) of Section 5.1.9, substantially in the form of Exhibit G-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time pursuant to the terms thereof.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Specified Individuals" is defined in the definition of "Change of Control".

         "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means

                  (a) in the case of any Revolving Loan, January 28, 2005;

                  (b) in the case of any Term-A Loan, January 28, 2005; and

                  (c) in the case of any Term-B Loan, January 28, 2006.

         "Subordinated Guaranty" means the Guaranty executed and delivered by each Subsidiary of the Borrower included in the terms of the Senior Subordinated
Note Indenture and with respect to the Subordinated Notes so long as the obligations of the guarantor are subordinated to the same extent as the Subordinated Notes or the Senior Subordinated High Yield Notes, as the case may be.

         "Subordinated Notes" means $110,000,000 aggregate principal amount of Senior Subordinated Increasing Rate Notes Due January 28, 2000 issued by the Borrower pursuant to the Senior Subordinated Increasing Rate Note Purchase Agreement and includes any Exchange Notes (as defined therein) issued pursuant thereto. Without limiting the foregoing, the term "Subordinated Notes" shall also include all additional senior subordinated notes issued to pay accrued and unpaid interest in respect of such Senior Subordinated Increasing Rate Notes Due January 28, 2000 or Exchange Notes described in the immediately preceding sentence or the additional senior subordinated notes issued as contemplated by this sentence.

         "Subordinated Noteholder" means, at any time, any holder of a Subordinated Note.

         "Subordination Provisions" is defined in Section 8.1.11.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Subsidiary Guarantor" means, on the Effective Date, each Subsidiary of the Borrower and thereafter, each Subsidiary of the Borrower that is required, pursuant to clause (a) of Section 7.1.7, to execute and deliver a supplement to the Subsidiary Guaranty.

         "Subsidiary Guaranty" means the Guaranty executed and delivered by each Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit H-l hereto, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Subsidiary Pledge Agreement" means the Pledge Agreement executed and delivered by certain Subsidiaries of the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit H-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Subsidiary Security Agreement" means the Security Agreement executed and delivered by certain Subsidiaries of the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Swing Line Lender" means Scotiabank (or another Lender designated by Scotiabank with the consent of the Borrower, if such Lender agrees to be the Swing Line Lender hereunder), in such Person's capacity as the maker of Swing Line Loans.

         "Swing Line Loan" is defined in clause (b) of Section 2.1.2.

         "Swing Line Loan Commitment" means, with respect to the Swing Line Lender, the Swing Line Lender's obligation pursuant to clause (b) of Section
2.1.2 to make Swing Line Loans and, with respect to each Lender with a Commitment to make Revolving Loans (other than the Swing Line Lender), such Lender's obligation to participate in Swing Line Loans pursuant to Section 2.3.2.

         "Swing Line Loan Commitment Amount" means, on any date, $5,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, in substantially the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Syndication Agent" is defined in the preamble.

         "Taxes" is defined in Section 4.6.

         "Term-A Loan" is defined in clause (a) of Section 2.1.1.

         "Term-A Loan Commitment" is defined in clause (a) of Section 2.1.1.

         "Term-A Loan Commitment Amount" means, on any date, $50,000,000.

         "Term-A Loan Commitment Termination Date" means the earliest of

                  (a) March 31, 1999, if the Term-A Loans have not been made on or prior to such date;

                  (b) the Closing Date (immediately after the making of the Term-A Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Term-A Loan Commitments shall terminate automatically and without any further action.

         "Term-A Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term-B Loan" is defined in clause (b) of Section 2.1.1.

         "Term-B Loan Commitment" is defined in clause (b) of Section 2.1.1.

         "Term-B Loan Commitment Amount" means, on any date, $150,000,000.

         "Term-B Loan Commitment Termination Date" means the earliest of

                  (a) March 31, 1999, if the Term-B Loans have not been made on or prior to such date;

                  (b) the Closing Date (immediately after the making of the Term-B Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clauses (b) or (c), the Term-B Loan Commitments shall terminate automatically and without any further action.

         "Term-B Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term-B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Term Loans" means collectively, the Term-A Loans and the Term-B Loans.

         "Term Loan Commitment Termination Date" means, as the context may require, the Term-A Loan Commitment Termination Date or the Term-B Loan Commitment Termination Date.

         "Total Exposure Amount" means, on any date of determination, the then outstanding principal amount of all Term Loans and the then effective Revolving Loan Commitment Amount or, if the Revolving Loan Commitment has been terminated, the then outstanding principal amount of all Revolving Loans and undrawn amount of all outstanding Letters of Credit.

         "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms of such Security Agreement.

         "Tranche" means, as the context may require, the Loans constituting Term-A Loans, Term-B Loans, Swing Line Loans or Revolving Loans.

         "Transactions" is defined in the Recitals.

         "Transferors" means HFC, Hershey CRE, Inc. and Homestead, Inc., a Delaware corporation.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Waiver" means an agreement executed by a lessor of any real property leased by the Borrower or any of its Subsidiaries in favor of the Administrative Agent for the benefit of the Lenders and the Issuer in form and substance reasonably satisfactory to the Administrative Agent.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA, and to which the Borrower has any liability.

         "wholly-owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

         "Year 1" is defined in clause (a) of Section 7.2.7.

         "Year 2" is defined in clause (a) of Section 7.2.7.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made in accordance with generally accepted accounting principles ("GAAP") as in effect as of December 31, 1997, but all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP as in effect from time to time.


                                   ARTICLE II

                 COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                         AND NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V),

                  (a) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to the Commitments and the Swing Line Lender agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment in each case as described in this Section 2.1; and

                  (b) the Issuer agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender that has a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.

         SECTION 2.1.1. Term Loan Commitments. Subject to compliance by the Borrower with the terms of Sections 5.1 and Section 5.2, in a single Borrowing on the Closing Date (which shall be a Business Day) occurring on or prior to the Commitment Termination Date, each Lender that has a Percentage in excess of zero of the Term-A Loan Commitment or the Term-B Loan Commitment, as applicable,

                  (a) will make loans (relative to such Lender, its "Term-A Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term-A Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause (a) herein referred to as its "Term-A Loan Commitment"); and

                  (b) will make loans (relative to such Lender, its "Term-B Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Term-B Loans requested by the Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause (b) herein referred to as its "Term-B Loan Commitment").

No amounts paid or prepaid with respect to Term-A Loans or Term-B Loans may be reborrowed.

         SECTION 2.1.2. Revolving Loan Commitment and Swing Line Loan Commitment. Subject to compliance by the Borrower with the terms of Section 2.1.4, Section 5.1 and Section 5.2, the Revolving Loans and Swing Line Loans will be made as set forth below.

                  (a) From time to time on any Business Day occurring concurrently with (or after) the making of the Term Loans but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Percentage of the Revolving Loan Commitment in excess of zero will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this clause (a) is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

                  (b) From time to time on any Business Day occurring concurrently with (or after) the making of the Term Loans, but prior to the Revolving Loan Commitment Termination Date, the Swing Line Lender will make Loans (relative to the Swing Line Lender, its "Swing Line Loans") to the Borrower equal to the principal amount of the Swing Line Loans requested by the Borrower. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow such Swing Line Loans.

         SECTION 2.1.3. Letter of Credit Commitment. Subject to compliance by the Borrower with the terms of Section 2.1.5, Section 5.1 and Section 5.2, from time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, the Issuer will

                  (a) issue one or more standby or documentary letters of credit (each referred to as a "Letter of Credit") for the account of the Borrower or its Subsidiaries in the Stated Amount requested by the Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Revolving Loan Commitment Termination Date and
         (y) one year from the date of such extension.

         SECTION 2.1.4. Lenders Not Permitted or Required To Make the Loans. No Lender shall be permitted or required to, and the Borrower shall not request that any Lender, make

                  (a) any Term-A Loan or Term-B Loan (as the case may be) if, after giving effect thereto, the aggregate original principal amount of all the Term-A Loans or Term-B Loans (as the case may be):

                           (i) of all Lenders would exceed the Term-A Loan
                  Commitment Amount (in the case of Term-A Loans) or the Term-B Loan Commitment Amount (in the case of Term-B Loans); or

                           (ii) of such Lender would exceed such Lender's
                  Percentage of the Term-A Loan Commitment Amount (in the case of Term-A Loans) or the Term-B Loan Commitment Amount (in the case of Term-B Loans);

                  (b) any Revolving Loan or Swing Line Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans and Swing Line Loans

                           (i) of all the Lenders with Revolving Loan
                  Commitments, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the Revolving Loan Commitment Amount; or

                           (ii) of such Lender with a Revolving Loan Commitment
                  (other than the Swing Line Lender), together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the Revolving Loan Commitment Amount; or

                  (c) any Swing Line Loan if after giving effect to the making of such Swing Line Loan, the outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount.

         SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reductions from time to time pursuant to this Section 2.2.

         SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the Swing

Line Loan Commitment Amount, the Letter of Credit Commitment Amount or the Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $500,000 and in an integral multiple of $100,000. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

         SECTION 2.2.2. Mandatory. Following the prepayment in full of the Term Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date the Term Loans would otherwise have been required to be prepaid pursuant to the applicable provisions of Section 3.1.1 with 100% of any Net Disposition Proceeds, in an amount equal to the amount by which the Term Loans would otherwise be required to be prepaid if Term Loans had been outstanding. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrower in a notice to the Administrative Agent) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

         SECTION 2.3. Borrowing Procedures and Funding Maintenance. Loans shall be made by the Lenders in accordance with this Section.

         SECTION 2.3.1. Term Loans and Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one (in the case of Base Rate Loans) and three (in the case of LIBO Rate Loans) nor more than (in each case) five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $2,500,000 and an integral multiple of $500,000 and in the case of the Base Rate Loans, in a minimum amount of $500,000 and an integral multiple of $250,000, or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.3.2.   Swing Line Loans.

                  (a) By telephonic notice, promptly followed (within three Business Days) by the delivery of a confirming Borrowing Request, to the Swing Line Lender on or before 11:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $250,000. Each request by the Borrower for a Swing Line Loan shall constitute a representation and warranty by the Borrower that on the date of such request and (if different) the date of the making of the Swing Line Loan, both immediately before and after giving effect to such Swing Line Loan and the application of the proceeds thereof, the statements made in Section 5.2.1 are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 3:00 p.m., New York time, on the Business Day telephonic notice is received by it as provided in the preceding sentences, to the Borrower by wire transfer to the accounts the Borrower shall have specified in its notice therefor.

                  (b) If (i) any Swing Line Loan shall be outstanding for more than four full Business Days or (ii) after giving effect to any request for a Swing Line Loan or a Revolving Loan the aggregate principal amount of Revolving Loans and Swing Line Loans outstanding to the Swing Line Lender, together with the Swing Line Lender's Percentage of all Letter of Credit Outstandings, would exceed the Swing Line Lender's Percentage of the Revolving Loan Commitment Amount, the Swing Line Lender, at any time in its sole and absolute discretion may request each Lender that has a Revolving Loan Commitment, and each such Lender, including the Swing Line Lender hereby agrees, to make a Revolving Loan (which shall always be initially funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the amount of the Swing Line Loans ("Refunded Swing Line Loans") outstanding on the date such notice is given. On or before 11:00 a.m. (New York time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Administrative Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender's Percentage of the Refunded Swing Line Loans shall be deemed to be paid. Upon the making of any

         Revolving Loan pursuant to this clause, the amount so funded shall become due under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. Each Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever;
         (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Obligor subsequent to the date of the making of a Swing Line Loan; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Loan Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement by the Borrower or any other Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (c) In the event that (i) the Borrower or any Subsidiary is subject to any bankruptcy or insolvency proceedings as described in
         Section 8.1.9 or (ii) the Swing Line Lender otherwise requests, each Lender with a Revolving Loan Commitment shall acquire without recourse or warranty an undivided participation interest equal to such Lender's Percentage of any Swing Line Loan otherwise required to be repaid by such Lender pursuant to the preceding clause by paying to the Swing Line Lender on the date on which such Lender would otherwise have been required to make a Revolving Loan in respect of such Swing Line Loan pursuant to the preceding clause, in same day funds, an amount equal to such Lender's Percentage of such Swing Line Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding clause. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this clause, the Swing Line Lender shall distribute to such Lender (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest is outstanding and funded) its ratable amount of all payments of principal and interest in respect of such Swing Line Loan in like funds as received; provided, however, that in the event such payment received by the Swing Line Lender is required to be returned to the Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.

                  (d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected after the occurrence and during the continuance of a Default not to make Swing Line Loans and has notified the Borrower in writing or by telephone of such election. The Swing Line Lender shall promptly give notice to the Lenders of such election not to make Swing Line Loans. No Lender shall be obligated to acquire its pro rata participation interest of any Swing Line Loan to the extent such Swing Line Loan was made after the Swing Line Lender is aware of a Default and has made such Swing Line Loan without the consent of the Lenders having Revolving Loan Commitments.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) and three (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than (in each case) five Business Days' notice that all, or any portion in an aggregate minimum amount of $2,500,000 and an integral multiple of $500,000, in the case of the continuation of, or conversion into, LIBO Rate Loans, or an aggregate minimum amount of $500,000 and an integral multiple of $250,000, in the case of the conversion into Base Rate Loans (other than Swing Line Loans as provided in clause (a) of Section 2.3.2), be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided, further, however, that such Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of clause (b) of Section 4.6 with respect to such LIBO Rate Loan. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such shorter notice as may be acceptable to the Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter notice period is acceptable to the Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit for the Borrower's account or for the account of any wholly-owned Subsidiary of the Borrower that is a signatory to the Subsidiary Guaranty and Subsidiary

Security Agreement and whose outstanding Capital Stock is pledged to the Administrative Agent for the benefit of the Lenders pursuant to a Pledge Agreement, in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in Section 7.1.9. The obligations of the Borrower and the Letter of Credit Issuer in respect of Letters of Credit may at the election of the Letter of Credit Issuer be subject to The International Standby Practices (ISP 98). Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the Issuer and each Lender with a Revolving Loan Commitment thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date or (ii) in the case of standby Letters of Credit, one year from the date of its issuance and, in the case of documentary Letters of Credit, 180 days from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage in respect of Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage in respect of Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. Disbursements; Conversion to Revolving Loans. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. The Borrower agrees to reimburse the Administrative Agent for the account of the Issuer, upon receipt by the Borrower of notice from the Issuer of the date and amount of a draft presented under any Letter of Credit and paid by the Issuer, prior to 1:00 p.m., New York time, on the first Business Day following the date of such notice (the "Disbursement Due Date"), for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from the Disbursement Due Date through the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Revolving Loan constituting a Base Rate Loan and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a commitment to make Revolving Loans (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Revolving Loan. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loan all of the statements set forth in Section 5.2.1 are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

         SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the failure of the Borrower to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-Application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in Section 8.1.9 or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

                  (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                  (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer and shall be applied to such Obligations as they become due and payable. At such time when the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

         SECTION 2.7.   Register; Notes.

                  (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                  (b) (i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's name, address and Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to
         Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and, as provided in clause (ii), the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of Section 10.11.1. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                           (ii) The Borrower hereby agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Revolving Note, a Swing Line Note, Term-A Note or a Term-B Note evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be payable to the order of the payee named therein and its registered assigns.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1.   Repayments and Prepayments; Application.

         SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                           (i)      Loans, provided, however, that

                                    (A) any such prepayment of the Term-A Loans,
                           or the Term-B Loans, shall be made pro rata among Term-A Loans and Term-B Loans, as applicable, of the same type and if applicable, having the same Interest Period of all Lenders that have made such Term-A Loans or Term-B Loans, and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                                    (B) the Borrower shall comply with Section
                           4.4 in the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                                    (C) all such voluntary prepayments shall
                           require at least three Business Days' prior written notice to the Administrative Agent provided that voluntary prepayments of Revolving and Swing Line Base Rate Loans may be made on same-day telephonic notice; and

                                    (D) all such voluntary partial prepayments
                           shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $500,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $250,000 and an integral multiple of $100,000; and

                           (ii) Swing Line Loans, provided that all such
                  voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m., New York time, on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter);

                  (b) shall, no later than one Business Day following the receipt of any Net Disposition Proceeds, deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds and, subject to the following proviso, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Section 3.1.2; provided, that, at the option of the Borrower and so long as no Default shall have occurred and be continuing, the Borrower may use or cause the appropriate Subsidiary to use the Net Disposition Proceeds to purchase assets useful in the business of the Borrower and its Subsidiaries (with such assets collectively referred to as "Qualified Assets") within 365 days after the consummation of such sale, conveyance or disposition, and in the event the Borrower elects to exercise its right to purchase Qualified Assets with the Net Disposition Proceeds pursuant to this clause, the Borrower shall deliver a certificate of an Authorized Officer to the Administrative Agent within 30 days following the receipt of Net Disposition Proceeds setting forth the amount of the Net Disposition Proceeds which the Borrower expects to use to purchase Qualified Assets during such 365 day period; provided, further, that the Borrower and its Subsidiaries shall be only permitted to reinvest Net Disposition Proceeds in Qualified Assets in an aggregate amount of more than $2,000,000 during any period of 12 consecutive months (and no more than $5,000,000 after the date of this Agreement) and provided, further, that no prepayment shall be required hereunder until there are Net Disposition Proceeds available therefor (and not applied in previous prepayment) of at least $1,000,000. If and to the extent that the Borrower has elected to reinvest Net Disposition Proceeds as permitted above, then on the date which is 365 days (in the case of clause (b)(i) below) and 370 days (in the case of clause (b)(ii) below) after the relevant sale, conveyance or disposition, the Borrower shall
         (i) deliver a certificate of an Authorized Officer to the Administrative Agent certifying as to the amount and use of such Net Disposition Proceeds actually used to purchase Qualified Assets and
         (ii) deliver to the Administrative Agent, for application in accordance with this clause and Section 3.1.2, an amount equal to the remaining unused Net Disposition Proceeds;

                  (c) shall no later than 5 Business Days following the delivery of the Borrower's annual audited financial reports required pursuant to clause (b) of Section 7.1.1 (beginning with the audited financial reports delivered in respect of the 1999 Fiscal Year), deliver to the Administrative Agent a calculation of the Excess Cash Flow for the prior Fiscal Year and no later than 5 Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to (i) 75% so long as the Debt to EBITDA Ratio as of the end of the Fiscal Year in respect of which the prepayment is to be made is greater than or equal to 4.00 to 1:00, (ii) 50% so long as such Debt to EBITDA Ratio is greater than or equal to 2.50 to 1:00 but less than 4.00 to 1:00 and (iii) 0% so long as such Debt to EBITDA is less than 2.50 to 1:00, of the Excess Cash Flow (if any) for such Fiscal Year to be applied as set forth in Section 3.1.2;

                  (d) shall, concurrently with the receipt by the Borrower of any Net Equity Proceeds of the IPO or the Borrower or any of its Subsidiaries of any Net Debt Proceeds (which in the case of any Net Debt Proceeds from the sale of Senior Subordinated High Yield Notes shall be limited to the Excess High Yield Net Debt Proceeds), deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds (or, if applicable, the Excess High Yield Net Debt Proceeds) or Net Equity Proceeds of the IPO, and no later than 5 Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to, in the case of Net Equity Proceeds of the IPO, (i) 50% so long as the Debt to EBITDA Ratio as of the end of the Fiscal Year in respect of which the prepayment is to be made is greater than 3.50 to 1:00 and (ii) 35% if such Debt to EBITDA Ratio is less than or equal to 3.50 to 1:00 of such Net Equity Proceeds of the IPO and, in the case of Net Debt Proceeds, 100% of the Net Debt Proceeds (or, if applicable, the Excess High Yield Net Debt Proceeds), in each case to be applied as set forth in Section 3.1.2;

                  (e) shall, within 60 days following the receipt by the Borrower or any of its Subsidiaries of any Casualty Proceeds in excess of $500,000 (individually or in the aggregate over the course of a Fiscal Year), make a mandatory prepayment of the Term Loans and Revolving Loans in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment of Casualty Proceeds shall be required under this clause if (i) the Borrower informs the Administrative Agent no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and in fact uses such Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned asset or property within 365 days following the receipt of such Casualty Proceeds (or, if (i) the intended rebuilding or replacement cannot be completed within such 365 day period, (ii) the Borrower, during such 365 day period, has entered into binding commitments with third parties to complete such rebuilding or replacement, and (iii) the Borrower diligently pursues such rebuilding or replacement thereafter and completes such rebuilding or replacement within 540 days following the receipt of such Casualty Proceeds, 540 days), with the amount of Casualty

         Proceeds unused after such 365 (or 540, as applicable) day period being applied to the Loans pursuant to Section 3.1.2; provided, further, however, that at any time when any Default shall have occurred and be continuing or Casualty Proceeds not applied as provided above shall exceed $1,000,000, such Casualty Proceeds will be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Borrower to pay for such rebuilding or replacement;

                  (f) shall, on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, including pursuant to
         Section 2.2 or Section 3.1.2, make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans, and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings) in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all Revolving Loans, Swing Line Loans and Letters of Credit Outstanding over the Revolving Loan Commitment Amount as so reduced;

                  (g) shall, on the Stated Maturity Date and on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term-A Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date (as such amounts may have otherwise been reduced pursuant to this Agreement), as applicable:


          6/30/99                                          $1,250,000
          9/30/99                                          $1,250,000
          12/31/99                                         $1,250,000
          3/31/00                                          $1,250,000

          6/30/00                                          $1,875,000
          9/30/00                                          $1,875,000
          12/31/00                                         $1,875,000
          3/31/01                                          $1,875,000

          6/30/01                                          $1,875,000
          9/30/01                                          $1,875,000
          12/31/01                                         $1,875,000
          3/31/02                                          $1,875,000

          6/30/02                                          $2,500,000
          9/30/02                                          $2,500,000
          12/31/02                                         $2,500,000
          3/31/03                                          $2,500,000

          6/30/03                                          $2,500,000
          9/30/03                                          $2,500,000
          12/31/03                                         $2,500,000
          3/31/04                                          $2,500,000

          6/30/04                                          $2,500,000
          9/30/04                                          $2,500,000
          12/31/04                                         $2,500,000
          Stated Maturity Date for                         $2,500,000 or
              Term-A Loans              the then outstanding principal amount of
                                        all Term-A Loans, if different;

                  (h) shall, on the Stated Maturity Date and on each Quarterly Payment Date occurring on or during any period set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term-B Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

          6/30/99                                          $   375,000
          9/30/99                                          $   375,000
          12/31/99                                         $   375,000
          3/31/00                                          $   375,000
          6/30/00                                          $   375,000
          9/30/00                                          $   375,000
          12/31/00                                         $   375,000
          3/31/01                                          $   375,000
          6/30/01                                          $   375,000
          9/30/01                                          $   375,000
          12/31/01                                         $   375,000
          3/31/02                                          $   375,000
          6/30/02                                          $   375,000
          9/30/02                                          $   375,000
          12/31/02                                         $   375,000
          3/31/03                                          $   375,000
          6/30/03                                          $   375,000
          9/30/03                                          $   375,000
          12/31/03                                         $   375,000
          3/31/04                                          $   375,000
          6/30/04                                          $   375,000
          9/30/04                                          $   375,000
          12/31/04                                         $   375,000
          3/31/05                                          $   375,000
          6/30/05                                          $35,250,000

          9/30/05                                          $35,250,000
          12/31/05                                         $35,250,000
          Stated Maturity Date for                         $35,250,000 or
             Term-B Loans               the then outstanding principal amount of
                                        all Term-B Loans, if different;

                  (i) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or
         Section 8.3, repay all Loans and provide the Administrative Agent with cash collateral in an amount equal to the Letter of Credit Outstandings.

         Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a) of Section 3.1.1 shall cause a reduction in the Swing Line Loan Commitment Amount or the Revolving Loan Commitment Amount, as the case may be.

         Notwithstanding the foregoing provisions of this Section 3.1.1, if at any time any prepayment of the Loans pursuant to clauses (b), (c), (d) or (e) would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring breakage costs under Section 4.4 as a result of LIBO Rate Loans being prepaid other than on the last day of an Interest Period with respect thereto, then the Borrower may, so long as no Default shall have occurred and be continuing, in its sole discretion, deposit a portion of the amounts that otherwise would have been paid in respect of such LIBO Rate Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such LIBO Rate Loans not immediately prepaid) to be held as security for the Obligations (including the obligation to make such prepayment) pursuant to a cash collateral agreement (creating a first priority security interest) to be entered into on terms reasonably satisfactory to the Administrative Agent, with such cash collateral to be invested in Cash Equivalent Investments reasonably acceptable to the Borrower and the Administrative Agent to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such LIBO Rate Loans (or such earlier date or dates as shall be requested by the Borrower). All such unpaid LIBO Rate Loans will continue to bear interest in accordance with this Agreement until such unpaid LIBO Rate Loan has been prepaid.

         SECTION 3.1.2. Application. (a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans.

                  (b) (i) Each voluntary prepayment pursuant to clause (a) of
Section 3.1.1 of Term Loans shall be applied pro rata to any remaining scheduled amortization payments, (ii) each prepayment of Term Loans made pursuant to clause (d) of Section 3.1.1 from the issuance of Senior Subordinated High Yield Notes at any time prior to the 180 days after the Closing Date shall be made solely out of Excess High Yield Net Debt Proceeds and shall be applied to a mandatory prepayment of the outstanding principal amount of all Term-A Loans (with the amount of such prepayment of the Term-A Loans being applied to the remaining Term-A Loan amortization payments required pursuant to clause (g) of
Section 3.1.1, pro rata in accordance with the amount of each such remaining Term Loan amortization payment), until all such Term-A Loans have been paid in full and any remaining amounts shall be applied as set forth in clause (iii) below, and (iii) each prepayment of Term Loans made pursuant to clauses (b),
(c), (d) (other than with Excess High Yield Net Debt Proceeds from the issuance of Senior Subordinated High Yield Notes at any time prior to 180 days after the Closing Date), (e) and (i) of Section 3.1.1 shall be applied pro rata to a mandatory prepayment of the outstanding principal amount of all Term-A Loans and Term-B Loans (with the amount of such prepayment of the Term-A Loans and the Term-B Loans being applied to the remaining Term-A Loan or Term-B Loan amortization payments required pursuant to clauses (g) and (h) of Section 3.1.1, in each case pro rata in accordance with the amount of each such remaining Term Loan amortization payment), until all such Term-A Loans and Term-B Loans have been paid in full; provided, however, that in the case of each prepayment of Term Loans required pursuant to clauses (b), (c), (d) and (e) and (i) of Section 3.1.1, any Lender that has Term-B Loans outstanding may, by delivering a notice to the Administrative Agent at least one Business Day prior to the date that such prepayment is to be made, elect not to have its pro rata share of Term-B Loans prepaid, and upon any such election the Administrative Agent shall apply 50% of the amount that otherwise would have prepaid such Lender's Term-B Loans to a mandatory prepayment of the Term-A Loans (until repaid in full), and then to a reduction in the Term-B Loans (until repaid in full) and, in the case of each prepayment of Term Loans required pursuant to clauses (b) and (e) of
Section 3.1.l, to a reduction in the Revolving Loan Commitment Amount, with the Borrower being entitled to use the other 50% for any purpose otherwise permitted under this Agreement; provided, further, that the Lenders holding Term-B Loans may not make the election in the foregoing proviso after the Term-A Loans have been repaid in full, and in such case, all such mandatory prepayments shall be applied to the Term-B Loans until paid in full.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a)      with respect to Revolving Loans and Term-A Loans,

                           (i) on that portion maintained from time to time as a
                  Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for such Loans; and

                           (ii) on that portion maintained as a LIBO Rate Loan,
                  during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loans;

                  (b)      with respect to Term-B Loans,

                           (i) on that portion maintained from time to time as a
                  Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for such Loans; and

                           (ii) on that portion maintained as a LIBO Rate Loan,
                  during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loans; and

                  (c) with respect to Swing Line Loans, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin then in effect for Revolving Loans denominated as Base Rate Loans.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan shall have become due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate that would otherwise be applicable to Base Rate Loans plus 2%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) in the case of Term Loans and LIBO Rate Loans only, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan but only on the amount of any payment or prepayment;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

                  (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third month anniversary of such Interest Period); and

                  (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment, for the period (including any portion thereof when any of the Lender's Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee at the rate of the Applicable Commitment Fee Margin on such Lender's Percentage of the average daily unused portion of the Revolving Loan Commitment (net of Letter of Credit Outstandings). Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans by the Swing Line Lender shall constitute the usage of the Revolving Loan Commitment with respect to the Swing Line Lender only and the commitment fees to be paid by the Borrower to the Lenders (other than the Swing Line Lender) shall be calculated and paid accordingly.

         SECTION 3.3.2. Administrative Agent's Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the non-refundable fees in the amounts and on the dates set forth in the Fee Letter. The Administrative Agent may charge the account of the Borrower for such fees.

         SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the Issuer and each other Lender that has a Revolving Loan Commitment, a Letter of Credit fee in an amount equal to the Applicable Margin per annum for Revolving Loans that are maintained as LIBO Rate Loans multiplied by the Stated Amount of each such Letter of Credit, such fee being payable quarterly in arrears on each Quarterly Payment Date. The Borrower further agrees to pay to the Issuer for its own account (or, in the case a new Issuer shall be appointed, for the account of any predecessor Issuer with respect to Letters of Credit of such predecessor Issuer which remain outstanding after the appointment of the new Issuer) on the dates and in the amounts in respect of each Letter of Credit the issuance and fronting fees set forth in the applicable Fee Letter.

                                  ARTICLE VIII

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "Reinstatement Date"), and (i) all LIBO Rate Loans previously made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (ii) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in the Eurodollar market; or

                  (b) by reason of circumstances affecting the Eurodollar market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (excluding any items or amounts, whether or not constituting Taxes, referred to in Section 4.6) arising after the date of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of


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

any court, central bank, regulator or other governmental authority made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender) that results in such increase in cost or reduction in amounts receivable which a Lender deems to be material. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Section 3.1 or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder (including Reimbursement Obligations and fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding any such taxes imposed, fees, duties, withholdings and other charges on the Administrative Agent as a result of a present or former connection between the Administrative Agent, or the applicable lending office, or any branch or affiliate, of the Administrative Agent, and taxes imposed on any Lender as a result of a present or former connection between such Lender, or the applicable lending office, or any branch or affiliate, of such Lender, in each case and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or taken any action to enforce, this Agreement) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                           (i) pay directly to the relevant authority the full
                  amount required to be so withheld or deducted;

                           (ii) promptly forward to the Administrative Agent an
                  official receipt (or a certified copy thereof) or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                           (iii) pay to the Administrative Agent for the account
                  of the affected Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Lender fails to comply with the requirements of clause (b) of Section 4.6.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay to such Person such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person (including any Taxes on such additional amount) shall equal the amount of such Taxes paid by such Person.

                  If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the affected Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

         (b) Each Non-U.S. Lender shall, (i) on or prior to the date of the execution and delivery of this Agreement, in the case of each Lender listed on the signature pages hereof, or, in the case of an Assignee Lender, on or prior to the date it becomes a Lender, execute and deliver to the Borrower and the Administrative Agent, two or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 (or successor applicable forms) and a United States Internal Revenue Service Form W-8 or Form W-9 (or successor applicable forms) or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8 and a certificate in usual and customary form signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, and such other certifications (or successor forms or documents), appropriately completed, as may be applicable to establish that such Lender is exempt from withholding or deduction of Taxes, and, to the extent legally entitled to do so, upon reasonable request by the Borrower, such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes; (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or documents on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Borrower; and (iii) obtain such extensions of time for filing and completing such forms or documents as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case, any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States withholding tax.

                  (c) Notwithstanding anything herein to the contrary, no Assignee Lender or Participant shall be entitled to receive any greater payment under clause (a) of this Section 4.6 than the Lender making such assignment or participation would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred unless, but solely with respect to an assignment, (x) such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist or had not yet occurred or (y) such assignment shall have been at the request of the Borrower.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 8.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or any Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                  (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                  (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as


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

fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10.   Mitigation.

                  (a) Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.5, or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Sections 4.3, 4.5 or 4.6, or would eliminate or reduce the effect of any adoption or change described in
         Section 4.1.

                  (b) If (x) the Borrower shall become obligated to pay additional amounts pursuant to Section 4.3, 4.5 or 4.6 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Section 4.3, 4.5 or 4.6 or (y) any Lender shall have defaulted in any of its obligations in respect of its Revolving Loan Commitment hereunder, the Borrower shall have the right, for so long as such obligation remains, (i) to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Loan, in whole or in part, without recourse or warranty from the affected Lender, except as to title, at an aggregate cash price no less than such Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or in the case of (x) or, if applicable, (y), (ii) upon at least four Business Days irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, without premium or penalty. In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Lender Assignment Agreement pursuant to Section 10.11.1(d) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by such Lender pursuant to Section 10.11.1(e) in connection with such assignment shall be paid by the Borrower or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrower shall first pay the affected Lender any additional amounts owing under Sections 4.3, 4.4, 4.5 and 4.6 (as well as any commitment fees, expense reimbursements, and indemnities and other amounts then due and owing to such Lender, including, without limitation, any amounts under this Section and breakage fees with respect to any LIBO Rate Loan computed as if such Loan were being prepaid) prior to such substitution or prepayment. Such affected Lender shall consummate such sale in accordance with such terms (and, if such affected Lender is the Issuer, such other terms as may be necessary to compensate fully such affected Lender) within a reasonable time not exceeding 60 days from the date such Borrower designated a substitute Lender, and thereupon such affected Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes, and the substitute Lender shall succeed to such obligations and rights. No Lender shall be obligated to become or assist in finding a substitute Lender.

                  (c) If the Administrative Agent or any Lender receives a refund (it being understood that the Administrative Agent and the Lenders are under no duty to seek to obtain any refund) directly attributable to Taxes for which Borrower has made additional payments pursuant to Section 4.6, the Administrative Agent or such Lender, as the case may be, shall promptly notify the Borrower and shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to the Borrower, provided, however, that the Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

                  (d) For purposes of Section 4.6, a change in treaty, law, rule or regulation shall not include the ratification or entry into force of the income tax treaty between the Luxembourg and the United States of America.

                  (e) The obligations of a Lender under this Section 4.10 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.


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

                                    ARTICLE X

                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligations of the Lenders to fund the initial Credit Extensions shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor other than a natural Person a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it; and

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 5.1.2. Recapitalization Documents. The Administrative Agent shall have received (with copies for each Lender) a fully executed copy of the Recapitalization Agreement, and, to the extent required by Section 5.1.3, all other documents and instruments delivered in connection with the consummation of the Recapitalization Transactions that are required to be delivered pursuant to the terms of the Recapitalization Agreement. The Recapitalization Agreement shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Transactions in the Recapitalization Agreement unless otherwise agreed to by the Required Lenders.

         SECTION 5.1.3. Transaction Certificate. The Administrative Agent shall have received a certificate, dated the date of the initial Credit Extension, of an Authorized Officer of the Borrower certifying as to a true and complete copy of (i) the Recapitalization Agreement and the Senior Subordinated Increasing Rate Note Purchase Agreement (and, to the extent requested by the Administrative Agent, all other certificates, filings, documents (including shareholder agreements), consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Recapitalization Agreement and the Senior Subordinated Increasing Rate Note Purchase Agreement).

         SECTION 5.1.4. Consummation of Transactions. The Administrative Agent shall have received evidence satisfactory to it that the Transactions have been consummated in accordance with their terms and the aggregate consideration paid, including up to $19,000,000 of Transaction expenses, shall not exceed $472,000,000.

         SECTION 5.1.5. Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Closing Date Certificate, substantially in the form of Exhibit D hereto, dated the date of the initial Credit Extension and duly executed and delivered by the chief executive or chief financial (or equivalent) Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

         SECTION 5.1.6. Delivery of Notes. If requested to do so by any Lender, the Borrower shall have executed and delivered to the Administrative Agent, for the account of each such Lender, its Notes duly executed and delivered by the Borrower.

         SECTION 5.1.7. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing), and all Liens securing payment of any such Indebtedness have been released and the Administrative Agent shall have received all executed Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith (or arrangements satisfactory to the Administrative Agent shall have been entered into relating to such release promptly following the initial Credit Extension).

         SECTION 5.1.8. Subsidiary Guaranty. The Administrative Agent shall have received executed counterparts of the Subsidiary Guaranty, executed by each Subsidiary Guarantor.

         SECTION 5.1.9. Pledge Agreements. The Administrative Agent shall have received executed counterparts of

                  (a) the Shareholder Pledge Agreements, each dated as of the date hereof, duly executed by the Management Investor or an Authorized Officer of New World Pasta, LLC, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of the Borrower owned by the Management Investor or New World Pasta, LLC (which shall constitute at least 88.8% of the outstanding Preferred Stock of the Borrower and at least 83.4% of the outstanding Common Stock of the Borrower) which shall be pledged pursuant to the Shareholder Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

                  (b) the Borrower Pledge Agreement, dated as of the date hereof, duly executed by the Borrower (after giving effect to the Recapitalization Transactions), together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of each Subsidiary of the Borrower which shall be pledged pursuant to the Borrower Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

If any securities pledged pursuant to a Pledge Agreement are uncertificated securities, the Administrative Agent shall have received confirmation and evidence satisfactory to it that the security interest in such uncertificated securities has been transferred to and perfected through "control" by the Administrative Agent for the benefit of the Lenders in accordance with Article 8 of the UCC.

         SECTION 5.1.10. Security Agreements. The Administrative Agent shall have received executed counterparts of the Security Agreements dated as of the date hereof, duly executed by the Borrower or Subsidiary Guarantor, together with

                  (a) Uniform Commercial Code financing statements (Form UCC-1) naming the Borrower or Subsidiary Guarantor, as appropriate, as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreement; and

                  (b) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower and each Subsidiary Guarantor (in each case, under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements.

         SECTION 5.1.11. Mortgages. The Administrative Agent shall have received counterparts of each Mortgage relating to each property listed on Item
5.1.11 ("Mortgaged Properties") of the Disclosure Schedule, each dated as of the date hereof, duly executed by the Borrower, together with

                  (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby; and

                  (b) mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Administrative Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances, except as permitted pursuant to Section 7.2.3, and such policies shall also include a revolving credit endorsement, if available, and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon.

         SECTION 5.1.12. Financial Information, etc. The Administrative Agent shall have received, with counterparts for each Lender,

                  (a) the (i) unqualified audited Combined Statements of Income and Parent Company's Investment and Advances of the Business for the fiscal years ended December 31, 1996 and December 31, 1997, Combined Balance Sheets of the Business for the fiscal years ended December 31, 1996 and December 31, 1997 and the Combined Statements of Cash Flows for the Business for the fiscal years ended December 31, 1996 and December 31, 1997, and (ii) the unaudited Combined Statement of Adjusted Operating Profit of the Business for the nine month period ended October 4, 1998 and the Combined Statement of Adjusted Net Assets of the Business as at October 4, 1998, prepared on a basis substantially comparable to the basis used to prepare the audited financial statements of the Borrower and its Subsidiaries referred to in clause (a)(i); and

                  (b) a pro forma consolidated balance sheet of the Borrower, as of the Closing Date (the "Pro Forma Balance Sheet"), certified by the chief financial or accounting Authorized Officer of the Borrower, giving effect to the consummation of the Transaction (including all the transactions contemplated by this Agreement and reflecting the proposed capital structure of the Borrower, which shall be satisfactory in all respects to the Administrative Agent).

         SECTION 5.1.13. Solvency, etc. The Administrative Agent shall have received a solvency certificate of a senior executive Authorized Officer of the Borrower, dated the date of the initial Credit Extension, in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.14. Equity Purchase and Bridge Financing. The Administrative Agent shall have received evidence satisfactory to it that the Equity Purchase and the Bridge Financing shall have been consummated in accordance with terms satisfactory to the Administrative Agent. JLL and the Management Investor shall have paid at least $47,000,000 in cash for the Common Stock to be purchased by them under the Recapitalization Agreement and at least $113,315,000 in cash for the Preferred Stock to be purchased by them under the Recapitalization Agreement, and the Administrative Agent shall have received evidence thereof.

         SECTION 5.1.15. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

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

         SECTION 5.1.16. Trademark Security Agreements, Copyright Security Agreement, Patent Security Agreement. The Administrative Agent shall have received each Trademark Security Agreement, Copyright Security Agreement and Patent Security Agreement, each dated as of the date of the initial Credit Extension, duly executed and delivered by the Borrower and the Subsidiaries.

         SECTION 5.1.17. Litigation. The Administrative Agent shall be satisfied in all respects that there exists no litigation, inquiry or investigation contesting the Transactions, including the Recapitalization Transactions, the Bridge Financing, the Equity Purchase, this Agreement or any other aspect of the Transaction, or which would have a material adverse effect on the property, assets, financial condition, operations or business of the Business or the Borrower and its subsidiaries, taken as a whole.

         SECTION 5.1.18. Material Adverse Change. The Lenders shall be satisfied (as evidenced by the delivery of their respective executed signature page to this Agreement) that there has been no material adverse change in the property, assets, financial condition, or operations of the Borrower and its Subsidiaries taken as a whole or the Business since December 31, 1997.

         SECTION 5.1.19. Reliance Letters. The Administrative Agent shall have received reliance letters, dated the date of the making of the initial Credit Extension and addressed to each Lender and the Administrative Agent, in respect of each of the legal opinions delivered in connection with the Recapitalization or the other Transactions if the attorneys rendering the opinions have agreed to permit such persons to rely upon such opinions.

         SECTION 5.1.20.   Intentionally Omitted.

         SECTION 5.1.21. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the date of the initial Credit Extension and addressed to the Administrative Agent and all Lenders, from

                  (a) Skadden, Arps, Slate Meagher & Flom LLP, special New York counsel to the Borrower and each Obligor, substantially in the form of Exhibit L-1 hereto;

                  (b) Andrews & Kurth, special California counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

                  (c) Morrison & Hecker, special Kansas counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

                  (d) Greenbaum, Doll & McDonald PLLC, special Kentucky counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

                  (e) Kutak Rock, special Nebraska counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

                  (f) Buchanan & Ingersoll, special Pennsylvania counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent; and

                  (g) Ballard Spahr Andrews & Ingersoll, LLP, special Virginia counsel to the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and the Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

                  (a) both before and after giving effect to the Acquisition, the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (b) no material adverse development shall have occurred after the date of the initial Credit Extension in any litigation, action, proceeding, labor controversy, arbitration or governmental investigation disclosed in Item 6.7 of the Disclosure Schedule pursuant to Section 6.7 which development would have constituted a breach of
         Section 6.7 had it occurred on the date hereof;

                  (c) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (y) all Letter of Credit Outstandings does not exceed the Revolving Loan Commitment Amount; and

                  (d) no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request, if Loans (other than Swing Line Loans) are being requested, or an Issuance Request, if a Letter of Credit is being issued or extended or increased. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).


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
                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, the Issuer and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Administrative Agent, the Issuer and each Lender as set forth in this Article VI.

         SECTION 6.1. Organization, etc. Each of New World Pasta LLC, the Borrower and each of the Borrower's Subsidiaries (a) is a corporation or limited liability company validly organized and existing and in good standing under the laws of the state of its organization, is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a Material Adverse Effect, and (b) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its Obligations in connection with the Transaction and under each Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it except, in the case of this clause (b)(ii), where the failure could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and, where applicable, each such other Obligor's participation in the consummation of the Transactions are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

              (a) contravene the Borrower's or any such Obligor's Organic Documents;

              (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting New World Pasta LLC, the Borrower or any such Obligor, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

              (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties, except pursuant to the terms of a Loan Document.

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by the Borrower or any


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
other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the consummation of the Transactions, except as have been duly obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. Neither New World Pasta LLC, the Borrower nor any of the Borrower's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case with respect to this Section 6.4 subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         SECTION 6.5. Financial Information. The

              (a) audited Combined Statements of Income and Parent Company's Investment and Advances of the Business for the fiscal years ended December 31, 1996 and December 31, 1997, Combined Balance Sheets of the Business for the fiscal years ended December 31, 1996 and December 31, 1997 and the Combined Statements of Cash Flows of the Business for the fiscal years ended December 31, 1996 and December 31, 1997, and

              (b) unaudited Combined Statement of Adjusted Operating Profit of the Business for the nine month period ended October 4, 1998 and the Combined Statement of Adjusted Net Assets of the Business as at October 4, 1998;

copies of which have been furnished to the Administrative Agent and each Lender, have, in each case, been prepared in accordance with GAAP consistently applied (in the case of clause (a)) and, in the case of clause (b), on a basis substantially comparable to the basis used to prepare the financial statements referred to in clause (a), and present fairly the consolidated financial condition of the Business as at the dates thereof and the results of its operations for the periods then ended, subject, in the case of clause (b), to normal year end audit adjustments.

         SECTION 6.6. No Material Adverse Change. Except as set forth in Item
6.6 of the Disclosure Schedule, since December 31, 1997, there has been no material adverse change in the


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
financial condition, operations, assets, business or properties of the Borrower or the Business, taken as a whole.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, labor grievance, arbitration or governmental investigation affecting any Obligor, or any of their respective properties, businesses, assets or revenues, which (a) could reasonably be expected to result in a Material Adverse Effect, or (b) purports to affect the legality, validity or enforceability of the Recapitalization Transactions, the Transactions, the Equity Purchase, the Bridge Financing, this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8. Subsidiaries. Neither New World Pasta LLC nor the Borrower has any Subsidiaries, except (after giving effect to the Recapitalization Transactions and the Transactions) those Subsidiaries

              (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

              (b) which are permitted to have been acquired or created in accordance with Section 7.2.5 or 7.2.8.

         SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good title to, or has a valid leasehold interest in, all of its properties and assets (other than insignificant properties and assets), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or material claims which could reasonably be expected to be adversely determined (including material infringement claims with respect to material patents, trademarks, copyrights and the like) except as disclosed in
Item 6.9 of the Disclosure Schedule or as permitted pursuant to Section 7.2.3 or the Loan Documents.

         SECTION 6.10. Taxes. Each of New World Pasta LLC, the Borrower and each of the Borrower's Subsidiaries has filed all federal, state and other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the six-year period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no Pension Plan has been terminated and neither the Borrower nor any member of the Controlled Group has incurred a withdrawal from any Multiemployer Plan that, in each case, has resulted in a liability to the Borrower of more than $250,000 which remains outstanding as of the date of this Agreement and any Credit Extension hereunder, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA or Section 412(n) of the Code in excess of $1,000,000 which remains outstanding as of the date of this Agreement and any Credit Extension hereunder. To the knowledge of the Borrower, no condition exists or event or transaction has occurred with respect to any Pension Plan or any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, since the date of the last financial statement the Borrower has not materially increased any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 ("Environmental Matters") of the Disclosure Schedule or as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse
Effect:

              (a) all facilities and property owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws;

              (b) to the knowledge of the Borrower there have been no past, and there are no pending or threatened

                   (i) written claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                   (ii) written complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

              (c) to the knowledge of the Borrower, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

              (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters that are necessary for their businesses;

              (e) to the knowledge of the Borrower or any of its Subsidiaries, no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA or on any similar state list;

              (f) to the knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries;


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
              (g) the Borrower and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which to the knowledge of the Borrower or any of its Subsidiaries, is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list, or (ii) which is the subject of federal, state or local environmental enforcement actions or remediations required by federal, state or local authorities;

              (h) to the knowledge of the Borrower, there are no polychlorinated biphenyls present in concentrations greater than 50 parts per million or friable asbestos present in a damaged condition at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower; and

              (i) to the knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

         SECTION 6.13. Regulations U and X. Neither New World Pasta LLC nor the Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. Accuracy of Information. The written information, reports, financial statements, exhibits and schedules heretofore or contemporaneously furnished by or on behalf of New World Pasta LLC, the Borrower or any other Obligor (other than projections) in writing to the Administrative Agent, the Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction do not, and all other such written information, reports, financial statements, exhibits and schedules furnished by or on behalf of New World Pasta LLC, the Borrower or any other Obligor (other than projections) to the Administrative Agent, the Issuer or any Lender will not contain any material misstatement of fact or omit to state any material fact necessary to make such information not misleading in light of the circumstances in which such statements were made.

         All projections furnished to the Administrative Agent, the Issuer or any Lender (whether before or after the Effective Date) have been or will be prepared in good faith on the basis of reasonable assumptions and represent or will represent the Borrower's good faith estimate of its future performance, it being understood that actual results may differ from projections.

         SECTION 6.15. Seniority of Obligations, etc. The Borrower has the power and authority to incur the Indebtedness evidenced by the Subordinated Notes as provided for under the Senior Subordinated Increasing Rate Note Purchase Agreement and has (or will have) duly authorized, executed and delivered the Senior Subordinated Increasing Rate Note Purchase Agreement. The Borrower has (or will have) issued, pursuant to due authorization, the Subordinated Notes. Once executed and delivered by the Borrower, the Senior Subordinated Increasing Rate Note Purchase Agreement will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The subordination provisions of the Subordinated Notes and, when issued, the Senior Subordinated High Yield Notes will be enforceable against the holders of the Subordinated Notes or Senior Subordinated High Yield Notes, as applicable, by the holder of the "Designated Senior Indebtedness" or similar term referring to the Obligations, which has not effectively waived the benefits thereof. All monetary Obligations, including those to pay principal of and interest (including post-petition interest, whether or not permitted as a claim) on the Loans and Reimbursement Obligations, and indemnities (including environmental indemnities), fees and expenses in connection therewith, constitute "Designated Senior Indebtedness" or similar term referring to the Obligations in the Subordinated Notes and, when issued, in the Senior Subordinated High Yield Notes, and all such Obligations are entitled to the benefits of the subordination created by such Subordinated Notes and, when issued, the Senior Subordinated High Yield Notes. The Borrower acknowledges that the Administrative Agent and each Lender is entering into this Agreement, and is extending its Commitments, in reliance upon the subordination provisions of (or to be contained in) the Subordinated Notes, the Senior Subordinated High Yield Notes (when issued) and this Section.

         SECTION 6.16. Solvency. The Transaction (including the incurrence of the initial Credit Extension hereunder, the incurrence by the Borrower of the Indebtedness represented by the Notes and the Subordinated Notes and the application of the proceeds of the Credit Extensions and the Bridge Financing), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. Section 101 et seg., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. After giving effect to the Transaction, each of the Borrower and the Subsidiary Guarantors is Solvent.

         SECTION 6.17. Year 2000. Any reprogramming or other corrective modifications required to permit the proper functioning in all material respects, in and following the year 2000, of business critical software owned by the Borrower and its Subsidiaries is reasonably expected to be completed by September 30, 1999 except to the extent that the failure to do so would not be reasonably expected to have a Material Adverse Effect. As of the date of the initial Credit Extension, to the knowledge of the Borrower, the cost to the Borrower and its Subsidiaries of such reprogramming to the extent not reflected or reserved for on the December 31, 1997 combined balance sheet of the Business would not be reasonably expected to have a Material Adverse Effect.


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
         SECTION 6.18. Recapitalization Agreement. As of the Closing Date, to the best knowledge of the Borrower, the representations and warranties of the Transferors set forth in the Recapitalization Agreement are true and correct.


                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender, the Issuer and the Administrative Agent copies of the following financial statements, reports, notices and information:

              (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statement of earnings and cash flow for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

              (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet for the Borrower and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statement of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Arthur Andersen LLP or a "Big Five" firm of independent public accountants, together with a certificate from such accountants to the effect that, in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default insofar as the same relates to any financial covenant set forth in Section 7.2.4, except as specified in such certificate;

              (c) together with the delivery of the financial information required pursuant to clauses (a) and (b), a Compliance Certificate, in substantially the form of Exhibit E, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4;


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
              (d) as soon as possible and in any event within three Business Days after obtaining knowledge of the occurrence of each Default, a statement of the president, chief executive, or chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

              (e) as soon as possible and in any event within five Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 and the action which the Borrower has taken and proposes to take with respect thereto or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and of the action which the Borrower has taken and proposes to take with respect thereto;

              (f) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

              (g) as soon as practicable after the chief financial officer or the chief executive officer of the Borrower or a member of the Borrower's Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan or a Multiemployer Plan which, in the case of (i) or (ii), could reasonably be expected to result in a contribution to such Pension Plan or Multiemployer Plan by (or a liability to) the Borrower or a member of the Borrower's Controlled Group in excess of $3,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA or Section 412(n) of the Code, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond in a material amount to the PBGC or such Pension Plan or (v) any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit other than liability for continuation coverage described in
         Part 6 of Subtitle B of Title 1 of ERISA, notice thereof and copies of all documentation relating thereto;

              (h) promptly upon receipt or delivery (as the case may be) thereof, all material notices or reports required to be delivered under the Recapitalization Agreement, including copies of documents delivered pursuant to Section 1.4 of the Recapitalization Agreement relating to purchase price adjustments;

              (i) promptly when available and in any event within 90 days following the last day of each Fiscal Year of the Borrower commencing with the fiscal year ended December 31, 1999, financial projections for the current Fiscal Year, prepared in reasonable detail by the chief accounting, financial or executive Authorized Officer of the Borrower;

              (j) promptly following the delivery or receipt, as the case may be, of any material written notice or communication pursuant to or in connection with the Senior Subordinated Increasing Rate Note Purchase Agreement or any of the Subordinated Notes (except for the delivery of financial statements or financial reports thereunder), a copy of such notice or communication;

              (k) within 90 days after the Closing Date, a survey of asbestos present in the facilities of the Borrower and its Subsidiaries together with an operating and maintenance plan relating thereto; and

              (l) such other information respecting the condition or operations, financial or otherwise of the Borrower or any of its Subsidiaries as any Lender or the Issuer through the Administrative Agent may from time to time reasonably request (including as to the matters referred to in Section 6.17 relating to Borrower and the consequences to the Borrower of a failure of others' systems or equipment to have undergone reprogramming required to permit proper functioning after the year
         2000).

         SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, (a) comply in all material respects with all applicable laws, rules, regulations and orders, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, (b) maintain and preserve its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (c) pay, before the same become delinquent, all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties taken as a whole in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 7.1.4. Insurance. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain:

              (a) to the extent usually carried by Persons of comparable size engaged in the same or similar business and similarly situated, physical damage insurance on all real and personal property on an all-risk basis (including, loss in transit, flood and earthquake insurance) and public liability insurance against claims for personal injury, death or property damage suffered by others upon, in or about any premises occupied by it or occurring as a result of its ownership, maintenance or operation of any automobiles, trucks or other vehicles or other facilities (including, but not limited to, any machinery used therein or thereupon) or as the result of the use of products manufactured, constructed or sold by it or services rendered by it in an amount and subject to such deductibles as is usually carried by Persons of comparable size engaged in the same or a similar business and similarly situated;

              (b) such other types of insurance with respect to its business as is usually carried by Persons of comparable size engaged in the same or a similar business and similarly situated; and

              (c) all worker's compensation or similar insurance an may be required under the laws of any state or jurisdiction in which it may be engaged in business.

         Without limiting the foregoing, the Borrower further agrees as follows:
(i) each policy for property insurance shall show the Administrative Agent as loss payee; (ii) each policy for liability insurance shall show the Administrative Agent as an additional insured; (iii) each insurance policy shall provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insured; and (iv) the Borrower shall, if so requested by the Administrative Agent, deliver to the Administrative Agent a copy of each insurance policy.

         All insurance shall be provided (i) by insurers authorized by Lloyds of London to underwrite such risks, (ii) by insurers having an A.M. Best policyholders rating of not less than A(except with respect to insurers providing insurance of the type described in clause (c), in which case such insurers shall have an A.M. Best policyholders rating of not less than B+) or
(iii) by such other insurers as the Administrative Agent may approve in writing; provided that, if the rating of any of such insurers is downgraded, the Borrower and each of its Subsidiaries, as the case may be, shall only be required to obtain replacement insurance with an insurer satisfying the requirements of this clause at the stated expiration of the insurance policy maintained with the insurer whose rating was so downgraded.

         SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Administrative Agent, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Issuer and each Lender or its representatives whether or not any representative of the Borrower is present) and to examine, and photocopy extracts from, any of its books or other corporate records, provided, that representatives of the Borrower shall be allowed to be present at any such discussion.

         SECTION 7.1.6. Environmental Covenant. The Borrower will and will cause each of its Subsidiaries to,

              (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause would not reasonably be expected to have a Material Adverse Effect;

              (b) promptly notify the Administrative Agent and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which relate to environmental matters which would have, or would reasonably be expected to have, a Material Adverse Effect, and promptly take reasonably steps to respond to any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and

              (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

         SECTION 7.1.7. Future Subsidiaries. Upon any Person becoming, after the Effective Date, a Subsidiary of the Borrower, or upon the Borrower or any Subsidiary acquiring additional Capital Stock of any existing Subsidiary, the Borrower shall notify the Administrative Agent of such acquisition, and

              (a) the Borrower shall promptly cause such Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a Subsidiary Guaranty or a supplement to the Subsidiary Guaranty and a Subsidiary Security Agreement or a supplement to the Subsidiary Security Agreement (and, if such Subsidiary owns any real property having a value as determined in good faith by the Administrative Agent in excess of $750,000, a Mortgage), together with Uniform Commercial Code financing statements (form UCC-1) executed and delivered by the Subsidiary naming the Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be; and

              (b) the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto updating the schedules to the Pledge Agreement), certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Borrower or any Subsidiary of the Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require; provided, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and deliver a Mortgage, a Subsidiary Guaranty or a supplement to the Subsidiary Guaranty or a Security Agreement or a supplement to the Security Agreement, or a Pledge Agreement or a supplement to the Pledge Agreement, nor will the Borrower or any Subsidiary of the Borrower be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Non-U.S. Subsidiary entitled to vote.

         SECTION 7.1.8. Future Leased Property and Future Acquisitions of Real Property. (a) Prior to entering into any new lease of real property following the Effective Date (including a renewal of any lease of real property entered into following the Effective Date), the Borrower shall, and shall cause each of its Subsidiaries to, use its (and their) reasonable commercial efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or such Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Borrower or its Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $500,000.

         (b) In the event that the Borrower or any of its Subsidiaries shall acquire any real property having a value as determined in good faith by the Administrative Agent in excess of $750,000, the Borrower or the applicable Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Administrative Agent with

              (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby;

              (ii) mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Administrative Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances except as permitted by Section 7.2.3, and such policies shall also include a revolving credit endorsement, if available, and such other endorsements as the Administrative Agent shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

              (iii) such other approvals, opinions, or documents as the Administrative Agent may reasonably request.

         SECTION 7.1.9. Use of Proceeds, etc. The Borrower shall apply

              (a)  the proceeds of the Credit Extensions

                   (i)   to pay Transaction expenses; provided, however, that
              (x) none of the Revolving Loans may be used for such purpose, (y) the aggregate Transaction expenses shall not exceed $19,000,000 (including amounts to be reimbursed by the Transferors pursuant to the Recapitalization Agreement or otherwise) and (z) the aggregate of the purchase price for the Recapitalization Transactions, including the Equity Purchase, and Transaction expenses shall not exceed $472,000,000;

                   (ii) for working capital and general corporate purposes of the Borrower and its Subsidiaries including capital expenditures and acquisitions; and

                   (iii) to repay the Indebtedness identified in Item 7.2.2(b)
              ("Indebtedness to be Paid") of the Disclosure Schedule, including the Seller Note, and

              (b) all the proceeds from the cash component of the Equity Purchase (without duplication of the application of Credit Extension proceeds pursuant to clause (a)) made available to it to pay the redemption purchase price of the Common Stock pursuant to the Recapitalization Agreement.

         SECTION 7.1.10. Hedging Obligations. Within 120 days after the Closing Date, the Borrower shall enter into interest rate swap, cap, collar or similar arrangements designed to protect the Borrower against fluctuations in the LIBO Rate reasonably satisfactory to the Administrative Agent in a notional amount reasonably satisfactory to the Borrower and Administrative Agent for a minimum period equal to the shorter of two years or the remaining term of the Term B Loan.

         SECTION 7.1.11. Shareholder Pledge Agreement. The Borrower covenants and agrees that, in its capacity as a Pledged Share Issuer under (and as defined in) the Shareholder Pledge Agreements, the Borrower agrees that it will cooperate in all reasonable respects necessary to enable the Administrative Agent to exercise its rights and remedies under the terms of the

Shareholder Pledge Agreements and agrees to comply with all terms thereof applicable to the Pledged Share Issuer (as defined therein).

         SECTION 7.2. Negative Covenants. The Borrower agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except business activities of the type in which the Borrower and its Subsidiaries are engaged on the date hereof (after giving effect to the Transactions) and such activities as may be incidental, similar or related thereto.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

              (a) Indebtedness in respect of the Credit Extensions and other Obligations;

              (b) until the date of the initial Credit Extension, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

              (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule, and any refinancing or replacement thereof, but only in amounts not in excess of the outstanding amounts on the date of such refinancing (which shall not exceed the committed amount on the Effective Date);

              (d) Indebtedness incurred by the Borrower or any of its Subsidiaries (i) in respect of Capitalized Lease Liabilities and purchase money financing (but only to the extent otherwise permitted by Section 7.2.7); provided, that the maximum aggregate outstanding principal amount of all Indebtedness permitted under this clause (d)(i) shall not at any time exceed $15,000,000 and (ii) from time to time for general corporate purposes; provided, that the maximum aggregate outstanding principal amount of all Indebtedness permitted under this clause (d)(ii) shall not at any time exceed $5,000,000;

              (e) Hedging Obligations of the Borrower or any of its Subsidiaries;

              (f) intercompany Indebtedness of any Subsidiary of the Borrower owing to the Borrower or any other Subsidiary of the Borrower, which Indebtedness

                   (i) shall be evidenced by one or more promissory notes which have been duly executed and delivered to (and endorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement; and

                   (ii) shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash unless the Administrative Agent otherwise consents;

              (g) unsecured intercompany Indebtedness of the Borrower owing to a Subsidiary of the Borrower that has previously executed and delivered to the Administrative Agent the Intercompany Subordination Agreement, which shall be evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent that have been duly executed and delivered to (and endorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement;

              (h) the unsecured Subordinated Notes of the Borrower owing to the Subordinated Noteholders in an aggregate outstanding principal amount not to exceed $110,000,000 (plus the amount attributable to additional notes issued thereunder in respect of interest) evidenced by the Subordinated Notes;

              (i) Indebtedness of Subsidiary Guarantors pursuant to the Subordinated Guaranty;

              (j) Senior Subordinated High Yield Notes provided that the Excess High Yield Net Debt Proceeds, if any, are used as provided in clause
         (d) of Section 3.1.1.

              (k) Indebtedness of a Person not in excess of $5,000,000 outstanding at the time such Person becomes a Subsidiary so long such Indebtedness was not incurred in anticipation of such Person becoming a Subsidiary; and

              (l) guarantees by the Borrower of Indebtedness of Subsidiaries so long as (i) such Indebtedness is otherwise permitted hereunder and (ii) such guarantee is subordinated to the Obligations in the same manner and to the same extent as such Indebtedness is subordinated;

provided, however, that no Indebtedness otherwise permitted by clause (d) or (f) (as such clause relates to Loans made by the Borrower to its Subsidiaries) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

              (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

              (b) until the date of the initial Credit Extension, Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

              (c) (i) Liens, if any, granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (d)(i) of Section 7.2.2 and (ii) Liens granted prior to the Effective Date set forth on Item 7.23 of the Disclosure Schedule;

              (d) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (d)(i) of Section 7.2.2;

              (e) Liens for taxes, assessments or other governmental charges or levies, including Liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

              (f) Liens of carriers, warehousemen, mechanics, repairmen, materialmen and landlords or other like liens incurred in the ordinary course of business for sums not overdue for a period of more than 60 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

              (g) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

              (h) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or (subject to a customary deductible) by insurance maintained with responsible insurance companies;

              (i) Liens with respect to recorded minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries conducted at any material property;

              (j) leases or subleases granted by the Borrower or any of its Subsidiaries to any other Person in the ordinary course of business;

              (k) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by Section 7.2.2, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof; and

              (l) Permitted Encumbrances (as defined in the Mortgage).

         SECTION 7.2.4. Financial Condition. (a) Debt to EBITDA Ratio. The Borrower will not permit the Debt to EBITDA Ratio as of the end of any Fiscal Quarter to be greater than the ratio set forth opposite such date:


                                                                 Debt to
                  Fiscal Quarter End                           EBITDA Ratio
                  ------------------                           ------------

         March 31, 1999                                            6.25
         June 30, 1999                                             6.25
         September 30, 1999                                        6.25
         December 31, 1999                                         6.25
         March 31, 2000                                            5.25
         June 30, 2000                                             5.25
         September 30, 2000                                        5.25
         December 31, 2000                                         5.25
         March 31, 2001                                            4.75
         June 30, 2001                                             4.75
         September 30, 2001                                        4.75
         December 31, 2001                                         4.75
         March 31, 2002                                            4.25
         June 30, 2002                                             4.25
         September 30, 2002                                        4.25
         December 31, 2002                                         4.25
         March 31, 2003                                            3.75
         June 30, 2003                                             3.75
         September 30, 2003                                        3.75
         December 31, 2003                                         3.75
         March 31, 2004                                            3.25
         June 30, 2004                                             3.25
         September 30, 2004                                        3.25
         December 31, 2004                                         3.25
         Each Fiscal Quarter thereafter                            3.00


         (b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter to be set forth below to be less than the ratio set forth opposite such date:

                                                           Interest
                      Fiscal Quarter End                Coverage Ratio
                      ------------------                --------------

         March 31, 1999                                       1.60
         June 30, 1999                                        1.60
         September 30, 1999                                   1.60
         December 31, 1999                                    1.60
         March 31, 2000                                       1.80
         June 30, 2000                                        1.80
         September 30, 2000                                   1.80
         December 31, 2000                                    1.80
         March 31, 2001                                       2.25
         June 30, 2001                                        2.25
         September 30, 2001                                   2.25
         December 31, 2001                                    2.25
         March 31, 2002                                       2.50
         June 30, 2002                                        2.50
         September 30, 2002                                   2.50
         December 31, 2002                                    2.50
         Each Fiscal Quarter thereafter                       3.00

         For purposes of calculating the cash Interest Expense component of the ratio in this Section as of the last day of the first, second, third and fourth Fiscal Quarter of 1999 (being the Fiscal Quarters ending March 31, 1999, June 30, 1999, September 30, 1999, and December 31, 1999), the amounts of cash Interest Expense included in the ratio shall be determined by multiplying cash Interest Expense for the period commencing on the Closing Date and ending as of the last day of such Fiscal Quarter by a fraction, the numerator of which is 365 and the denominator of which is the number of calendar days from the Closing Date through the last day of such Fiscal Quarter.

         (c) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter set forth below to be less than the ratio set forth opposite such date:


                                                            Fixed Charge
                      Fiscal Quarter End                   Coverage Ratio
                      ------------------                   --------------


         March 31, 1999                                         1.20
         June 30, 1999                                          1.20
         September 30, 1999                                     1.20
         December 31, 1999                                      1.20
         March 31, 2000                                         1.20
         June 30, 2000                                          1.20
         September 30, 2000                                     1.20

         December 31, 2000                                      1.30
         March 31, 2001                                         1.30
         June 30, 2001                                          1.30
         September 30, 2001                                     1.30
         December 31, 2001                                      1.50
         March 31, 2002                                         1.50
         June 30, 2002                                          1.50
         September 30, 2002                                     1.50
         December 31, 2002                                      1.75
         March 31, 2003                                         1.75
         June 30, 2003                                          1.75
         September 30, 2003                                     1.75
         December 31, 2003                                      2.00
         March 31, 2004                                         2.00
         June 30, 2004                                          2.00
         September 30, 2004                                     2.00
         December 31, 2004                                      2.00
         Each Fiscal Quarter thereafter                         0.40


         For purposes of calculating the cash Interest Expense component of the ratio in this Section as of the last day of the first, second, third and fourth Fiscal Quarter of 1999 (being the Fiscal Quarters ending March 31, 1999, June 30, 1999, September 30, 1999, and December 31, 1999), the amounts of cash Interest Expense included in the ratio shall be determined by multiplying cash Interest Expense for the period commencing on the Closing Date and ending as of the last day of such Fiscal Quarter by a fraction, the numerator of which is 365 and the denominator of which is the number of calendar days from and including the Closing Date through the last day of such Fiscal Quarter.

         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

              (a) Investments existing on the Effective Date and identified in
         Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

              (b) Cash Equivalent Investments;

              (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

              (d) [Intentionally omitted]


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
              (e) Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or purchase of Capital Stock;

              (f) Investments made by the Borrower or any of its Subsidiaries, solely with proceeds which either:

                   (i) have been contributed, directly or indirectly, through cash capital contributions to the Borrower or such Subsidiary or through the issuance for cash of additional equity securities for the purpose of making an Investment identified in a notice to the Administrative Agent on or prior to the date that such capital contribution is made or issuance is consummated (but this clause
              (i) shall not include the proceeds of such issuances solely to the extent the Borrower is required to make a prepayment as a result of an equity issuance pursuant to Section 3.1.1) or

                   (ii) are Net Disposition Proceeds which are being reinvested by the Borrower or such Subsidiary of the Borrower in Qualified Assets in accordance with the terms of clause (b) of Section 3.1.1;

              (g) Investments to the extent the consideration received pursuant to clause (b)(i) of Section 7.2.9 is not all cash; and

              (h) Acquisition Investments not to exceed $25,000,000 for any single Acquisition Investment or $50,000,000 for all Acquisition Investments in the aggregate from and after the Closing Date;

              (i) loans and advances to officers, directors or employees of the Borrower and its Subsidiaries (x) in the ordinary course of business for travel and entertainment expenses, (y) made after the Effective Date for relocation expenses in the ordinary course of business and (z) for other purposes in furtherance of the business of the Borrower and its Subsidiaries, so long as the aggregate amount of Investments permitted under this clause (i), together with the principal amount of all Indebtedness outstanding under Section 7.2.2(j), shall not exceed $250,000 at any time;

              (j) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

              (k) Investments representing evidences of Indebtedness, securities or other property received from another Person in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Persons held by the Borrower and its Subsidiaries; provided that any such securities or other property received by the Borrower or any of its Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Agreements;

              (l) extensions of trade credit in the ordinary course of business;

              (m) loans and advances, not exceeding $775,000 per annum in the aggregate to the members (but only to members who are individuals) of the Management Investor in an amount equal to any income taxes of the individual members of the Management Investor resulting solely from imputed income generated with respect to the Preferred Stock owned by them or by the Management Investor and attributable to them;

provided, however, that

              (n) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

              (o)  no Investment otherwise permitted by clause (f)(ii), (g) or
         (h) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

              (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splits or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other acquisition of, or agree or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (collectively, "Restricted Payments");

              (b) the Borrower will not, and will not permit any of its Subsidiaries to (x) make any prepayment (directly or by redemption, purchase or defeasance) of principal of (i) the Subordinated Notes (other than by prepayment through, or with the proceeds of, the issuance of Senior Subordinated High Yield Notes so long as the Borrower complies with the obligations set forth in clause (d) of
         Section 3.1.1 in connection with the issuance of such Senior Subordinated High Yield Notes) or (ii) the Senior Subordinated

         High Yield Notes, (y) make any payment on or with respect to the Subordinated Notes or the Senior Subordinated High Yield Notes in violation of the subordination provisions contained therein or (z) designate any indebtedness (other than the Obligations) as "Designated Senior Indebtedness" or any similar term as defined in the Subordinated Notes or the Senior Subordinated High Yield Notes; and

              (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that,

              (d) notwithstanding the provisions of clause (a) above, the Borrower shall be permitted:

                   (i) so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment the Borrower shall be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the payment of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause
              (b) of Section 7.1.1, and (C) an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of the compliance with the covenants set forth in Section 7.2.4) certifying as to the accuracy of clause (d)(i)(A) and (d)(i)(B) above, to purchase, redeem, acquire or otherwise retire for value shares of Capital Stock of the Borrower held by officers or employees of the Borrower or any of its Subsidiaries, or options on any such shares or related stock appreciation rights or similar securities owned by officers or employees (or their estates or beneficiaries under their estates), in all cases only upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued (collectively referred to as a "Redemption"), in an aggregate amount, in the case of this clause
              (d)(i), not to exceed $2,000,000 in any Fiscal Year provided, that to the extent the amount of any Redemptions permitted to be made in any Fiscal Year pursuant to this clause exceeds the aggregate amount of Redemptions actually made during such Fiscal Year, such excess amount may be carried forward to the next Fiscal Year but the aggregate Redemptions in any Fiscal Year may not exceed $4,000,000 (any such amount to be certified by the Borrower to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of a Fiscal Year), and

                   (ii) to pay amounts to New World Pasta LLC to enable it to pay Transaction expenses otherwise payable by the Borrower so long as the aggregate amount of Transaction expenses paid by the Borrower and New World Pasta LLC does not exceed the amount otherwise permitted to be paid by the Borrower under this Agreement.

         SECTION 7.2.7. Capital Expenditures, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, which aggregate in excess of the amount set forth below opposite such Fiscal Year:

                                                 Maximum Capital
                  Fiscal Year                    Expenditures
                  -----------                    ---------------

                  1999                           $17,500,000
                  2000                           $10,000,000
                  2001                           $7,000,000
                  2002                           $7,000,000
                  2003                           $7,000,000
                  2004                           $7,000,000
                  2005                           $7,000,000
                  2006                           $7,000,000

provided, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this clause exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount may be carried forward to subsequent Fiscal Years but the aggregate Capital Expenditures in any Fiscal Year may not exceed the amount set forth above for such Fiscal Year plus the amount set forth above for the prior Fiscal Year (any such amount to be certified by the Borrower to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of a Fiscal Year). For purposes of computing the amount of Capital Expenditures in any Fiscal Year,
(i) the amount of any cash Capital Expenditure made pursuant to a binding agreement entered into in good faith and without an intent to avoid the requirements of this Section shall be deemed to have been made in the Fiscal Year in which the commitment was made and not in the Fiscal Year in which the actual expenditure is actually made and (ii) the amount of any such commitment shall be deemed to be a Capital Expenditure in the Fiscal Year in which the commitment is entered into.

         (b) The parties acknowledge and agree that the permitted Capital Expenditure levels set forth in clause (a) above shall be exclusive of:

              (i) Net Disposition Proceeds which have been reinvested by the Borrower or a Subsidiary of the Borrower in Qualified Assets in accordance with the terms of clause (b) of Section 3.1.1 and Casualty Proceeds to the extent applied to rebuild or replace property in accordance with the terms of clause (e) of Section 3.1.1 (including any amount less than $500,000 referred to therein) and

                   (ii) Acquisition Investments.

         SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or make any other Acquisition Investment except

              (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation of such combination or merger) or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; provided, that notwithstanding the above, a Subsidiary may only liquidate or dissolve into, or merge with and into, another Subsidiary of the Borrower if, after giving effect to such combination or merger, the Borrower continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Borrower or pledged to the Administrative Agent; and

              (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may make Acquisition Investments to the extent permitted by (h) of Section 7.2.5.

         SECTION 7.2.9. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants (other than the issuance of warrants required by the Senior Subordinated Increasing Rate Note Purchase Agreement or in connection with the issuance of the Senior Subordinated High Yield Notes) or other rights with respect to, all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless:

              (a) such sale, transfer, lease, contribution or conveyance of such assets is (i) in the ordinary course of its business (and does not constitute a sale, transfer, lease, contribution or other conveyance of a plant or all or a substantial part of the Borrower's or such Subsidiary's assets) or is of obsolete, surplus, uneconomic or worn out property, (ii) permitted by Section 7.2.8 or clause (d) of Section 7.2.11, (iii) of licenses of intellectual property in the ordinary course of business which (A) would not reasonably be expected to have a Material Adverse Effect and (B) do not provide for the licensees to pay royalty payments in the aggregate in excess of $5,000,000 in any Fiscal Year, or (iv) between


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
         Subsidiary Guarantors or from a Subsidiary to the Borrower or from the Borrower to a Subsidiary Guarantor; or

              (b) (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value (as determined in good faith by the Board of Directors of the Borrower), and (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds (plus the principal amount of any notes taken as consideration) of all other assets sold, transferred or leased, contributed or conveyed pursuant to this clause (b) since the Effective Date, does not exceed (individually or in the aggregate) $5,000,000 and in any period of 12 consecutive months does not exceed $2,000,000.

         SECTION 7.2.10. Modification of Certain Agreements.

              (a) The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Recapitalization Agreement or any schedules, exhibits or agreements related thereto, in each case which would adversely affect the rights or remedies of the Lenders, or the Borrower's or any Subsidiary's ability to perform hereunder or under any Loan Document or which would increase the purchase price with respect to the Transactions, or, in the case of the Recapitalization Agreement, which would increase the Borrower's or any of its Subsidiaries' obligations or liabilities, contingent or otherwise (other than adjustments to the purchase price made pursuant to the terms of the Recapitalization Agreement).

              (b) The Borrower will not (i) consent to any amendment, supplement, restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Subordinated Notes or the Senior Subordinated Increasing Rate Note Purchase Agreement, or, when issued, the Senior Subordinated High Yield Notes or any guarantees delivered in connection with the Subordinated Notes (including the Subordinated Guaranty relating thereto) or, when issued, the Senior Subordinated High Yield Notes (collectively, the "Restricted Agreements"), which either relates to the subordination terms thereof or which is adverse to the interests of the Lenders, or (ii) make any payment to obtain any amendment, supplement, restatement, waiver or other modification of any other terms or provisions contained in, or applicable to, the Subordinated Notes or the Senior Subordinated Increasing Rate Note Purchase Agreement, or, when issued, the Senior Subordinated High Yield Notes other than consent solicitation fee payments not intended as disguised redemption or purchase payments.

         SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than any Obligor) unless such transaction, arrangement or contract is (i) otherwise not prohibited under this Agreement and (ii) upon terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, provided that the foregoing shall not prevent (a) the payment of amounts (not in excess of $200,000 per year) due under a management agreement with Miller Milling Company, as in effect on the Closing Date, (b) the payment of up to $300,000 as reimbursement for administrative and out-of-pocket expenses incurred by JLL or Miller Milling Company on or prior to the Closing Date in connection with the Transactions, (c) payments for the purposes contemplated under clause (m) of
Section 7.2.5 and (d) the sale to Miller Milling Company Limited Partnership of certain real estate and related transactions set forth in Item 7.2.11 of the Disclosure Schedule.

         SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

              (a) the (i) creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (ii) ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

              (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower, provided, that the foregoing shall not prohibit (i) any restrictions existing under the Loan Documents, (ii) in the case of clauses (a)(i) and (b), any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pursuant to a transaction otherwise permitted hereby, (iii) in the case of clause (a), restrictions in respect of Indebtedness secured by Liens permitted by Section 7.2.3, but only to the extent such restrictions apply to the assets encumbered thereby, (iv) in the case of clause (a)(i) and (b), restrictions under the Senior Subordinated Increasing Rate Note Purchase Agreement, the indenture under which the Exchange Notes are issued or in the Senior Subordinated Note Indenture, (v) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing the restrictions referred to in clause (i), (ii) or (iii) above or (vi) customary non-Assignment provisions in contracts entered into in the ordinary course of business.

         SECTION 7.2.13. Stock of Subsidiaries. The Borrower will not permit any Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or another wholly-owned Subsidiary of the Borrower.

         SECTION 7.2.14. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other

Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment of (i) any Reimbursement Obligation (including pursuant to Sections 2.6 and 2.6.2) on the applicable Disbursement Due Date or any deposit of cash for collateral purposes on the date required pursuant to Section 2.6.4 or (ii) any principal of any Loan when due, or (b) any Obligor (including the Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee or of any other monetary Obligation.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate (including the Closing Date Certificate) furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.1(d), Section 7.1.9 or Section 7.2.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent at the direction of the Required Lenders.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 8.1.1, of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $1,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness having a principal amount, individually or in the aggregate, in excess of $1,000,000 if the effect of such default is to accelerate or to permit the holder thereof to accelerate the maturity of any such Indebtedness.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $1,000,000 (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and remain unpaid and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan or Multiemployer Plan (as applicable):

              (a) the termination of any Pension Plan if, as a result of such termination, a Material Adverse Effect has occurred;

              (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA or
         Section 412(n) of the Code in an amount in excess of $1,000,000; or

              (c) a withdrawal by the Borrower or any member of the Controlled Group from a Multiemployer Plan as a result of which a Material Adverse Effect has occurred.

         SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor shall

              (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

              (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

              (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent, the Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

              (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Administrative Agent, the Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

              (e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document, except to the extent any event referred to above: (a) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under any Pledge Agreement or to file continuation statements under the Uniform Commercial Code of any applicable jurisdiction or (b) is covered by a lender's title insurance policy issued by a reputable, creditworthy title insurance company and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

         SECTION 8.1.11. Subordinated Notes and Senior Subordinated High Yield Notes. The subordination provisions relating to the Subordinated Notes or to the Senior Subordinated Increasing Rate Note Purchase Agreement or, when issued, the Senior Subordinated High Yield Notes (the "Subordination Provisions") shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, any Reimbursement Obligation or other monetary Obligations (including obligations to pay fees, expenses and indemnity payments) shall fail to constitute "Designated Senior Indebtedness" or similar term (as defined in the Subordinated Notes or, when issued, the Senior Subordinated High Yield Notes).

         SECTION 8.1.12. Redemption. Any event (other than the issuance of Senior Subordinated High Yield Notes and the application of the proceeds thereof in accordance with Section 3.1.1 and the payment of the Subordinated Notes through the issuance of Exchange Notes (as defined therein)) shall occur which, under the terms of any agreement or indenture relating to the


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Subordinated Notes or the Senior Subordinated High Yield Notes shall require the
Borrower or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of the principal amount thereof; or the Borrower or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of the principal amount of the Subordinated Notes or the Senior Subordinated High Yield Notes.

         SECTION 8.2. Action if Bankruptcy, etc. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or the Commitments shall terminate.


                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1. Actions. Each Lender hereby appoints Scotiabank as its Administrative Agent and authorizes the Administrative Agent, subject to the Borrower's consent, to appoint from time to time on behalf of all Lenders one or more Co-Agents under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent and the Syndication Agent, ratably in accordance with their respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans held by such Lender, and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and


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all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent or the Syndication Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent or the Syndication Agent are not reimbursed by the Borrower or any other Obligor (and without limiting the obligation of the Borrower or any other Obligor to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's or Syndication Agent's gross negligence or willful misconduct. The Administrative Agent and Syndication Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent or the Syndication Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent and Syndication Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Syndication Agent shall not have any duties hereunder. The Syndication Agent shall not have any liability to any Person arising out of its acting as, or being designated as, Syndication Agent.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees and the Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. Neither the Administrative Agent or any Co-Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. The


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Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. Any Co-Agent may resign as such upon one Business Day's notice to the Borrower and the Administrative Agent. The Syndication Agent may resign at any time upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any state thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

              (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

              (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 9.5. Credit Extensions by each Agent. Each Agent shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. Each Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent were not an Agent hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each


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
Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

         SECTION 9.8. The Co-Agents. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, none of the Co-Agents, in such capacity, shall have any rights, duties or responsibilities under this Agreement or any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any of such Co-Agent in such capacity.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, no such amendment, modification or waiver which would:

              (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

              (b) modify this Section 10.1, or clause (a) of Section 10.10, change the definition of "Required Lenders, increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in
         Article III, release any Subsidiary Guarantor (except in connection with any sale of the Capital Stock of such Subsidiary Guarantor in a transaction permitted by the Loan Documents) from its obligations under the Subsidiary Guaranty or all or substantially all of collateral security (except in each case as otherwise specifically provided in a Loan Document), change the application of proceeds from the sale of collateral pursuant to the Loan Documents or extend any Commitment Termination Date shall be made without the consent of each Lender adversely affected thereby;


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
              (c) extend the due date for, or reduce the amount of, any scheduled repayment or any prepayment of principal of or interest on or fees payable in respect of any Loan (or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan) or any Reimbursement Obligation (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor) shall be made without the consent of the holder of the Note evidencing such Loan, or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

              (d) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as Administrative Agent), the Issuer (in its capacity as Issuer), or the Swing Line Lender (in its capacity as Swing Line Lender) unless consented to by the Administrative Agent, the Issuer or the Swing Line Lender, as the case may be; or

              (e) have the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit without the consent of Lenders holding at least 51% of the aggregate outstanding principal amount of the Revolving Loans or, if no Revolving Loans are outstanding, at least 51% of the Revolving Loan Commitments.

No failure or delay on the part of the Administrative Agent, any Lender, the Issuer or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule III hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (telephonic confirmation in the case of facsimile).

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of one firm of counsel to the Administrative Agent and of local or special


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expert counsel, if any, who may be retained by counsel to the Administrative
Agent) and the Syndication Agent (excluding fees and expenses of counsel) in connection with

              (a) the syndication of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

              (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage, Pledge Agreement or Security Agreement; and

              (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Administrative Agent, the Syndication Agent, the Issuer and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder, or the issuance of the Notes and Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Syndication Agent, the Issuer and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, investment advisors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to


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
              (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

              (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Credit Extension);

              (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent, the Syndication Agent, the Issuer or such Lender is party thereto;

              (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the Borrower's or any of its Subsidiaries' compliance with or liability under Environmental Law or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

              (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability at or prior to the time the Borrower or such Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the relevant Indemnified Party's gross negligence or willful misconduct. The Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, the Administrative Agent, the Syndication Agent, the Issuer or any Lender or other Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of such Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Persons under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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         SECTION 10.5. Survival. The obligations of the Borrower and the
Administrative Agent, if any, under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Sections 4.8 and 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower, the Issuer and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Issuer and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent, the Issuer and the Borrower and each Lender.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

              (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

              (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, and sell participations in, its Loans and Commitments to one or more other Persons, on a non pro rata basis, in accordance with this Section 10.11.

         SECTION 10.11.1. Assignments. Any Lender,

              (a) with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the Borrower (which consent shall not be unreasonably delayed or withheld and (i) if it relates to an assignment of Revolving Loans or Revolving Loan Commitments to an Approved Fund or an Affiliate of a Lender, shall be given so long as the Assignee is creditworthy in the reasonable determination of the Borrower and (ii) shall not be required if a Default or an Event of Default shall have occurred and be continuing) may at any time assign and delegate to one or more commercial banks or other financial institutions or funds or other investment vehicles that invest in bank loans, and

              (b) with notice to the Borrower and the Administrative Agent, but without the consent of either the Borrower or the Administrative Agent, may assign and delegate to any other Lender or, solely in the case of Term Loans, any Approved Fund or any Affiliate of a Lender

         (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans, participations in Letters of Credit and Swing Line Loans and Term-A Loans, of a constant, and not a varying, percentage) in a minimum aggregate amount of $1,000,000 (if such assignment and delegation is to a then existing Lender or an Approved Fund or any Affiliate of a Lender) and (ii) $5,000,000 (if such assignment and delegation is to a Person not then a Lender, an Approved Fund or an Affiliate of a Lender) or the then remaining amount of a Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and the Borrower, each other Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

              (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender;

              (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, and, if required as hereinabove provided, such Lender Assignment Agreement shall have been accepted by the Administrative Agent and the Borrower; and

              (e) the processing fees described below shall have been paid.

         From and after the date that the Administrative Agent receives and, if applicable the Administrative Agent and the Borrower accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within ten Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement (and if required, the Borrower has consented to the assignment contained therein), the Borrower shall, if requested by the Assignee Lender or the Administrative Agent, execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation is by a Lender to its Affiliate or if such assignment and delegation is by a Lender to the Federal Reserve Bank, as provided below. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void. Notwithstanding any other term of this Section 10.11.1, the agreement of the Swing Line Lender to provide the Swing Line Loan Commitment shall not impair or otherwise restrict in any manner the ability of the Swing Line Lender to make any assignment of its Loans or Commitments, it being understood and agreed that the Swing Line Lender may terminate its Swing Line Loan Commitment, to the extent such Swing Line Commitment would exceed its Revolving Loan Commitment after giving effect to such assignment, in connection with the making of any assignment. Nothing contained in this Section 10.11.1 shall prevent or prohibit (i) any Lender from creating a security interest in or pledging all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or U.S. Treasury Regulation 31 C.F.R. Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law, and
(ii) any Lender that is a fund or other investment vehicle that invests in bank loans may, without the consent of the Administrative Agent or the Borrower, pledge all or any part of its rights under and interest in this Agreement, the other Loan Documents and the Notes to any trustee or to any other representative of holders of obligations owed or securities issued by such fund or other investment vehicle as security for such obligations or securities; provided that any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to this Section 10.11.1.

         SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

              (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

              (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

              (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

              (d) no Participant shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to
         (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Loan or Reimbursement Obligation in which such Participant has purchased a participating interest or (iii) a release of all or substantially all of the collateral security under the Loan Documents or all or substantially all of the Subsidiary Guarantors under the Subsidiary Guaranty, in each case except as otherwise specifically provided in a Loan Document; and

              (e) Any amount payable under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and
         10.4 shall be determined as if no participating interest had been sold.

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Syndication Agent, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 10.14. Waiver of Jury Trial. EACH AGENT, THE ISSUER, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY AGENT, THE ISSUER, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ISSUER, THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 10.15. Confidentiality. The Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but each Lender may make disclosure to the National Association of Insurance Commissioners, any of its regulators or examiners, its and its Affiliates' directors, officers, employees and agent, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential bona fide transferee, participant (including, with the consent of the Borrower, by virtue of a total return swap) or assignee, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental or administrative agency or representative thereof or pursuant to any litigation or legal process; provided, however, that

              (a) prior to any such disclosure pursuant to this Section 10.15, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree:

                   (i)  to be bound by this Section 10.15; and

                   (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.15; and

              (b) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  NEW WORLD PASTA COMPANY


                                  By: /s/ James Bohenick
                                      ------------------------------------------
                                      Name:  James Bohenick
                                      Title: Chief Financial Officer

                                  Address:   100 Crystal A Drive
                                             Hershey, P.A.  17033

                                  Telephone No.: 717 534-6720
                                  Telecopy No.:  717 534-5504
                                  Attention:     Mr. James Bohenick



                                  THE BANK OF NOVA SCOTIA,
                                      as Lead Arranger, Administrative Agent
                                      and Letter of Credit Issuer


                                  By:/s/ Robert Gaviglio
                                      ------------------------------------------
                                      Name:  Robert Gaviglio
                                      Title: Senior Relationship Manager

                                  Address:   One Liberty Plaza
                                             New York, New York  10006

                                  Telephone No.: 212 225-5054
                                  Telecopy No.:  212 225-5172
                                  Attention:     Mr. Robert Gaviglio

                                  Telephone No.: 212 225-5010
                                  Telecopy No.:  212 225-5090
                                  Attention:     Mr. Phil Adsetts

                                                 [CREDIT AGREEMENT]

                                  LENDERS

                                  THE BANK OF NOVA SCOTIA

                                  By: /s/  Robert Gaviglio
                                      ------------------------------------------
                                      Name:   Robert Gaviglio
                                      Title:  Senior Relationship Manager


                                  MORGAN STANLEY SENIOR FUNDING, INC.

                                  By:  /s/ Henry F. D'Alessandro
                                      ------------------------------------------
                                      Name:   Henry F. D'Alessandro
                                      Title:  Vice President


                                  THE BANK OF NEW YORK

                                  By:  /s/ Walter C. Parelli
                                      ------------------------------------------
                                      Name:   Walter C. Parelli
                                      Title:  Vice President


                                  CREDIT AGRICOLE INDOSUEZ

                                  By:  /s/ David Bouhl
                                      ------------------------------------------
                                      Name:   David Bouhl
                                      Title:  Head of Corporate Banking
                                              Chicago

                                  By:  /s/ Katherine L. Abbott
                                      ------------------------------------------
                                      Name:   Katherine L. Abbott
                                      Title:  First Vice President


                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  By:  /s/ Kevin S. Murray
                                      ------------------------------------------
                                      Name:   Kevin S. Murray
                                      Title:  First Vice President

                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION

                                  By:  /s/ Murray Stegelmann
                                      ------------------------------------------
                                      Name:   Murray Stegelmann
                                      Title:  Authorized Signatory


                                  HARRIS TRUST AND SAVINGS BANK

                                  By:  /s/ Karen L. Knudsen
                                      ------------------------------------------
                                      Name:   Karen L. Knudsen
                                      Title:  Vice President


                                  KEY CORPORATE CAPITAL INC.

                                  By:  /s/ Michael D. Carroll
                                      ------------------------------------------
                                      Name:   Michael D. Carroll
                                      Title:  Vice President


                                  NATIONSBANK, NA

                                  By:  /s/ Joseph R. Siman, Jr.
                                      ------------------------------------------
                                      Name:   Joseph R. Siman, Jr.
                                      Title:  Managing Director


                                  WELLS FARGO BANK, N.A.

                                  By:  /s/ David A. Neumann
                                      ------------------------------------------
                                      Name:   David A. Neumann
                                      Title:  Vice President

                                  ALLSTATE LIFE INSURANCE
                                  COMPANY

                                  By:  /s/ Charles D. Mires
                                      ------------------------------------------
                                      Name:   Charles D. Mires
                                      Title:  Authorized Signatories

                                  By:  /s/ Ronald A. Mendel
                                      ------------------------------------------
                                      Name:   Ronald A. Mendel
                                      Title:  Authorized Signatories
                                              its Authorized Signatories


                                  OSPREY INVESTMENTS PORTFOLIO

                                  By:  /s/ Steven Kaufman
                                      ------------------------------------------
                                      Name:   Steven Kaufman
                                      Title:  Vice President


                                  KZH CypressTree - 1 LLC

                                  By:  /s/ Dennis Kidea
                                      ------------------------------------------
                                      Name:   Dennis Kidea
                                      Title:  Authorized Agent


                                  CypressTree Investment Fund, LLC

                                  By:  CypressTree Investment
                                       Management Company, Inc.
                                       its Managing Member

                                  By:  /s/ Timothy M. Barns
                                      ------------------------------------------
                                      Name:   Timothy M. Barns
                                      Title:  Managing Director

                                  North American Senior Floating Rate Fund

                                  By:  CypressTree Investment
                                       Management Company, Inc.
                                       as Portfolio Manager

                                  By:  /s/ Timothy M. Barns
                                      ------------------------------------------
                                      Name:   Timothy M. Barns
                                      Title:  Managing Director


                                  TORONTO DOMINION (NEW YORK), INC.

                                  By:  /s/ Jorge A. Garcia
                                      ------------------------------------------
                                      Name:   Jorge A. Garcia
                                      Title:  Vice President


                                  FLEET NATIONAL BANK

                                  By:  /s/ Mark Pelletier
                                      ------------------------------------------
                                      Name:   Mark Pelletier
                                      Title:  Vice President


                                  FOOTHILL INCOME TRUST, L.P.

                                  By: FIT-GP, LLC
                                      its Managing General Partner


                                  By:  /s/ Jeff Nikora
                                      ------------------------------------------
                                      Name:   Jeff Nikora
                                      Title:  Managing Member


                                  FRANKLIN FLOATING RATE TRUST

                                  By:  /s/ Chauncey Lufkin
                                      ------------------------------------------
                                      Name:   Chauncey Lufkin
                                      Title:  Vice President

                                  KZH WATERSIDE LLC

                                  By: /s/ Virginia Conway
                                      ------------------------------------------
                                      Name:   Virginia Conway
                                      Title:  Authorized Agent


                                  FLOATING RATE PORTFOLIO

                                  By: INVESCO SENIOR SECURED
                                      MANAGEMENT, INC.

                                  By:  /s/ Anne M. McCarthy
                                      ------------------------------------------
                                      Name:   Ann M. McCarthy
                                      Title:  Authorized Signatory


                                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                  By:  /s/ John B. Wheeler
                                      ------------------------------------------
                                      Name:   John B. Wheeler
                                      Title:  Managing Director


                                  THE MAINSTAY FUNDS, ON BEHALF OF ITS HIGH
                                  YIELD CORPORATE BOND FUND SERIES

                                  By:  MacKay-Shields Financial Corporation
                                       its Investment Advisor

                                  By:  /s/ Jeffry B. Platt
                                      ------------------------------------------
                                      Name:   Jeffry B. Platt
                                      Title:  Director

                                  MERRILL LYNCH SENIOR FLOATING RATE
                                  FUND, INC.

                                  By:  /s/ George D. Pelose
                                      ------------------------------------------
                                      Name:   George D. Pelose
                                      Title:  Authorized Signatory


                                  METROPOLITAN LIFE INSURANCE COMPANY

                                  By:  /s/ James R. Dingler
                                      ------------------------------------------
                                      Name:   James R. Dingler
                                      Title:  Director


                                  OAK HILL SECURITIES FUND, L.P.

                                  By: Oak Hill Securities GenPar,
                                      its General Partner

                                  By: Oak Hill Securities MGP, Inc.
                                      its General Partner

                                  By:  /s/ Scott D. Krase
                                      ------------------------------------------
                                      Name:   Scott D. Krase
                                      Title:  Vice President


                                  OCTAGON LOAN TRUST

                                  By: OCTAGON CREDIT INVESTORS,
                                      as Manager

                                  By:  /s/ Richard W. Stewart
                                      ------------------------------------------
                                      Name:   Richard W. Stewart
                                      Title:  Managing Director

                                  PILGRIM PRIME RATE TRUST

                                  By: PILGRIM INVESTMENTS, INC. as
                                      its Investment Manager

                                  By:  /s/ Michel Prince
                                      ------------------------------------------
                                      Name:   Michael Prince, CFA
                                      Title:  Vice President


                                  PPM AMERICA, INC., as attorney in fact, on behalf of Jackson National Life Insurance Company

                                  By:  /s/ Michael DiRe
                                      ------------------------------------------
                                      Name:   Michael DiRe
                                      Title:  Managing Director

                                  KZH STERLING LLC

                                  By:  /s/ Virginia Conway
                                      ------------------------------------------
                                      Name:   Virginia Conway
                                      Title:  Authorized Agent


                                  KZH SOLEIL - 2 LLC

                                  By:  /s/ Virginia Conway
                                      ------------------------------------------
                                      Name:   Virginia Conway
                                      Title:  Authorized Agent


                                  CRESCENT/MACH I PARTNERS, L.P.

                                  By:  /s/ Justin L. Driscoll
                                      ------------------------------------------
                                      Name:   Justin L. Driscoll
                                      Title:  Senior Vice President

                                  TRANSAMERICA LIFE INSURANCE AND ANNUITY
                                  COMPANY

                                  By:  /s/ John M. Casparian
                                      ------------------------------------------
                                      Name:   John M. Casparian
                                      Title:  Investment Officer


                                  TRAVELERS CORPORATE LOAN FUND INC.

                                  By:  /s/ Teresa M. Torrey
                                      ------------------------------------------
                                      Name:   Teresa M. Torrey
                                      Title:  Second Vice President


                                  THE TRAVELERS INSURANCE COMPANY

                                  By:  /s/ Teresa M. Torrey
                                      ------------------------------------------
                                      Name:   Teresa M. Torrey
                                      Title:  Second Vice President